UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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NIKE, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)

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MESSAGE FROM OUR
EXECUTIVE CHAIRMAN

To Our Shareholders:

Fiscal 2021 was an unprecedented year that required us to navigate with agility and resiliency. At NIKE, even in the midst of disruption, we are on the offense, and we believe that challenging times present the opportunity to focus on our unique advantages and emerge even stronger. As a Board, we bring that attitude and focus to corporate governance, because strong governance helps us execute against the complexities and create long-term value for shareholders—responsibly and sustainably.

During fiscal 2021, the Board oversaw the implementation of our Consumer Direct Acceleration strategy, which focuses on investing in and aligning against our biggest growth opportunities, including creating more premium and seamless consumer experiences while operating under a simple consumer construct. The Board also oversaw the transition of John Donahoe’s first full fiscal year as President and CEO, in which he and the rest of NIKE’s executive team skillfully guided NIKE through a year unlike any other.

As we look to our Annual Meeting of Shareholders, we are pleased to share our proxy statement with you. We are continuing with the format adopted in prior years, including the director skills matrix and expanded director biographies. Additionally, we have expanded our disclosures in the Compensation Discussion and Analysis section to update our shareholders on how we responded to their feedback following last year’s say-on-pay vote, and to enable our shareholders and constituents to understand our compensation philosophy, further enhance and clarify our disclosures, and present a more readable document generally.

We are pleased to invite you to attend the Annual Meeting of Shareholders of NIKE, Inc. to be held virtually on Wednesday, October 6, 2021, at 10:00 A.M. Pacific Time. Whether or not you plan to attend, the prompt execution and return of your proxy card will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation. Thank you for your continued support.

Sincerely,
"At NIKE, even in the midst of disruption, we are on the offense, and we believe that challenging times present the opportunity to focus on our unique advantages and emerge even stronger."

MARK G. PARKER, EXECUTIVE CHAIRMAN
August 9, 2021

1 NIKE, INC.

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
TO THE SHAREHOLDERS OF NIKE, INC.
You are cordially invited to the Annual Meeting of Shareholders of NIKE, Inc., an Oregon corporation:

DATE AND TIME: Wednesday, October 6, 2021, at 10:00 A.M. Pacific Time	LOCATION: This year's meeting will be a virtual Annual Meeting at www.virtualshareholdermeeting.com/NKE2021
ITEMS OF BUSINESS:

PROPOSAL		PAGE REFERENCE
1To elect the 12 directors named in the accompanying proxy statement for the ensuing year.		Page 7

Class A Will elect nine directors.	Class B Will elect three directors.

Holders of Class A Stock and holders of Class B Stock will vote together as one class on all other proposals.
2To approve executive compensation by an advisory vote.		Page 29
3To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.		Page 55
4To consider a shareholder proposal regarding political contributions disclosure as described in the accompanying proxy statement, if properly presented at the meeting.		Page 57
5To consider a shareholder proposal regarding a human rights impact assessment as described in the accompanying proxy statement, if properly presented at the meeting.		Page 59
6To consider a shareholder proposal regarding supplemental pay equity disclosure as described in the accompanying proxy statement, if properly presented at the meeting.		Page 62
7To consider a shareholder proposal regarding diversity and inclusion efforts reporting as described in the accompanying proxy statement, if properly presented at the meeting.		Page 65
8To transact such other business as may properly come before the meeting.
Due to the public health impact of the COVID pandemic and to support the well-being of our employees and shareholders, we have decided to hold this year's Annual Meeting in a virtual format only. Shareholders of record at the close of business on August 6, 2021, the record date fixed by the Board of Directors, may attend the Annual Meeting, vote, and submit questions in advance of and during the meeting. To attend, vote at, and submit questions during, the Annual Meeting, visit www.virtualshareholdermeeting.com/NKE2021 and enter the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, voting instructions form, or proxy card. Questions may be submitted in advance of the Annual Meeting by visiting www.proxyvote.com and entering your 16-digit control number.
By Order of the Board of Directors,

Ann M. Miller
Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 6, 2021. The proxy statement and NIKE, Inc.’s 2021 Annual Report to Shareholders are available online at www.investorvote.com or www.proxyvote.com, for registered and beneficial owners, respectively.

2021 PROXY STATEMENT 2

3 NIKE, INC.

Delinquent Section 16(A) Reports	69
Transactions with Related Persons	70
OTHER MATTERS	70
Shareholder Proposals	70

2021 PROXY STATEMENT 4

PROXY STATEMENT
We are furnishing proxy materials to our shareholders primarily via the Internet, by mailing a Notice Regarding the Availability of Proxy Materials, or "Notice", instead of mailing printed copies of those materials to each shareholder. The Notice directs shareholders to a website where they can access our proxy materials, including our proxy statement and our annual report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to these materials electronically unless you elect otherwise.
The enclosed proxy is solicited by the Board of Directors (the "Board") of NIKE, Inc. ("NIKE" or the "Company") for use at the annual meeting of shareholders to be held on October 6, 2021, and at any adjournment thereof (the "Annual Meeting"). Our principal executive offices are located at One Bowerman Drive, Beaverton, Oregon 97005-6453. This proxy statement is first being made available to shareholders on or about August 17, 2021. Shareholders may submit a proxy to vote at the Annual Meeting by following the instructions on the Notice, online or by telephone, or (if they have received paper copies of the proxy materials) by returning a proxy card.
The Company will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to the beneficial owners of shares held in their names. We may retain Georgeson, Inc. to solicit proxies at a cost we anticipate will not exceed $17,500.
Shares that are properly voted online or by telephone or for which proxy cards are properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in such proxies. Where no instructions are given, shares will be voted "FOR" the election of each of the named nominees for director (Proposal 1), "FOR" the proposal regarding an advisory vote to approve executive compensation (Proposal 2), "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 3), "AGAINST" the shareholder proposal regarding political contributions disclosure (Proposal 4), "AGAINST" the shareholder proposal regarding a human rights impact assessment (Proposal 5), "AGAINST" the shareholder proposal regarding supplemental pay equity disclosure (Proposal 6), and "AGAINST" the shareholder proposal regarding diversity and inclusion efforts reporting (Proposal 7).
A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by affirmatively electing to vote at the meeting or by delivering to Ms. Ann M. Miller, Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer of NIKE, Inc., either an instrument of revocation or an executed proxy bearing a later date.
VIRTUAL MEETING
Due to the public health impact of the COVID pandemic and to support the well-being of our employees and shareholders, we have decided to hold this year’s Annual Meeting in a virtual meeting format only. Shareholders of record at the close of business on August 6, 2021 may attend the Annual Meeting, vote, and submit questions in advance of and during the meeting. To attend, vote at, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/NKE2021 and enter the 16-digit control number included in your Notice, voting instructions form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com before 11:59 P.M. Eastern Time on October 5, 2021 and enter the 16-digit control number included in your Notice, voting instructions form, or proxy card.
VOTING SECURITIES AND VOTE REQUIRED
Holders of record of NIKE’s Class A Common Stock ("Class A Stock") and holders of record of NIKE’s Class B Common Stock ("Class B Stock" and together with the Class A Stock, the "Common Stock") at the close of business on August 6, 2021 will be entitled to vote at the Annual Meeting. On that date, 305,011,252 shares of Class A Stock and 1,278,086,797 shares of Class B Stock were issued and outstanding. Neither class of Common Stock has cumulative voting rights.
Each share of Class A Stock and each share of Class B Stock is entitled to one vote on every matter submitted to the applicable shareholders at the Annual Meeting.
A majority of the votes entitled to be cast on Proposal 1, the election of directors, by each of the Class A Stock and Class B Stock separately constitutes a quorum of Class A Stock and Class B Stock, respectively, for action on Proposal 1. The holders of Class A Stock and the holders of Class B Stock will vote separately on Proposal 1. Holders of Class B Stock are currently entitled to elect 25 percent of the Board, rounded up to the next whole number. Holders of Class A Stock are currently entitled to elect the remaining directors. Under this formula, holders of Class B Stock, voting separately, will elect three directors, and holders of Class A Stock, voting separately, will elect nine directors. Under Oregon law and our Bylaws, if a quorum of each class of Common Stock is present at the meeting, the three director nominees who receive the greatest number of votes cast by holders

5 NIKE, INC.

of Class B Stock and the nine director nominees who receive the greatest number of votes cast by holders of Class A Stock will be elected directors.
A majority of the votes entitled to be cast on Proposals 2, 3, 4, 5, 6, and 7 by both Class A Stock and Class B Stock together constitutes a quorum for action on those proposals. Holders of Class A Stock and holders of Class B Stock will vote together as one class on Proposals 2, 3, 4, 5, 6, and 7. If a quorum is present at the meeting, Proposals 2, 3, 4, 5, 6, and 7 will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.
Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. Abstentions and broker non-votes are not included as votes cast and will not affect the outcome of any of the proposals. Broker non-votes occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder’s behalf.

2021 PROXY STATEMENT 6

CORPORATE GOVERNANCE

PROPOSAL 1 ELECTION OF DIRECTORS

A Board of 12 directors will be elected at the Annual Meeting. Directors will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. All of the nominees were elected at the 2020 annual meeting of shareholders.
Mr. Alan B. Graf, Jr., Dr. Peter B. Henry, and Ms. Michelle A. Peluso are nominated by the Board for election by the holders of Class B Stock. The other nine nominees are nominated by the Board for election by the holders of Class A Stock.
Under Oregon law and our Bylaws, if a quorum of each class of shareholders is present at the Annual Meeting, the nine director nominees who receive the greatest number of votes cast by holders of Class A Stock and the three director nominees who receive the greatest number of votes cast by holders of Class B Stock will be elected directors. Abstentions and broker non-votes will have no effect on the results of the vote. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees listed below. If any nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for a substitute nominee or nominees designated by the Board.
The Bylaws and the Corporate Governance Guidelines of the Company provide that any nominee for director in an uncontested election who receives a greater number of votes "withheld" from his or her election than votes "for" such election shall tender his or her resignation for consideration by the Corporate Responsibility, Sustainability & Governance Committee. The committee will recommend to the Board the action to be taken with respect to the resignation. The Board will publicly disclose its decision within 90 days after the certification of the election results.
Background information on the nominees as of August 9, 2021, including certain of the attributes that led to their selection, appears below. The Corporate Responsibility, Sustainability & Governance Committee has determined that each director meets the qualification standards described below under "Individual Board Skills Matrix—Director Nominations". In addition, the Board firmly believes that the experience, attributes, and skills of any single director nominee should not be viewed in isolation, but rather in the context of the experience, attributes, and skills that all director nominees bring to the Board as a whole, each of which contributes to the function of an effective Board.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class A Shareholders vote FOR the election of nominees to the Board of Directors	The Board of Directors recommends that the Class B Shareholders vote FOR the election of nominees to the Board of Directors

7 NIKE, INC.

NIKE, INC. BOARD OF DIRECTORS
BOARD OVERVIEW
Our Board is currently comprised of 12 individuals selected on the basis of numerous criteria, including experience and achievements, fields of significant knowledge, good character, sound judgment, and diversity. We view the effectiveness of our Board both through an individual and collective lens and believe that our Board is optimized to support and guide the Company.

GENDER DIVERSITY	GENDER/ETHNIC DIVERSITY	AGE	TENURE

BOARD SKILLS, EXPERIENCES, AND QUALIFICATIONS

DIVERSITY 6/12 Gender or ethnic diversity that adds a range of perspectives and expands the Board’s understanding of the needs and viewpoints of consumers, employees, and other stakeholders worldwide.	FINANCIAL EXPERTISE 10/12 Financial expertise assists our Board in overseeing our financial statements, capital structure, and internal controls.
CEO EXPERIENCE 7/12
CEO experience brings leadership qualifications and skills that help our Board to capably advise, support, and oversee our management team, including regarding our strategy to drive long-term value.

INTERNATIONAL 9/12
International exposure yields an understanding of diverse business environments, economic conditions, and cultural perspectives that informs our global business and strategy and enhances oversight of our multinational operations.

DIGITAL/TECHNOLOGY 6/12
Technology experience helps our Board oversee cybersecurity and advise our management team as we seek to enhance the consumer experience and further develop our multi-channel strategy.
RETAIL INDUSTRY 5/12 Retail experience brings a deep understanding of factors affecting our industry, operations, business needs, and strategic goals.

MEDIA 2/12 Media experience provides the Board with insight about connecting with consumers and other stakeholders in a timely and impactful manner.	ACADEMIA 1/12 Academia provides organizational management experience and knowledge of current issues in academia and thought leadership.	HR/TALENT MANAGEMENT 6/12 HR and talent management experience assists our Board in overseeing executive compensation, succession planning, and employee engagement.	GOVERNANCE 8/12 Public company board experience provides insight into new and best practices which informs our commitment to excellence in corporate governance.

CORPORATE GOVERNANCE HIGHLIGHTS
✓ 9 out of 12 directors are independent
✓ Separate Chairman, CEO, and Lead Independent Director positions with clearly defined roles
✓ Refreshed Board and committee structure, with 4 new independent directors added in last 4 fiscal years
✓ Retirement policy generally requires that directors do not stand for election after reaching the age of 72

2021 PROXY STATEMENT 8

NOMINEES FOR ELECTION BY CLASS A SHAREHOLDERS
CATHLEEN A. BENKO

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
63	2018	Compensation	Prime Impact Capital	Converse All Star Platform, Nike Space Hippie, Nike VaporMax, and Nike AeroLoft Jacket
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		INTERNATIONAL

Ms. Benko is a former Vice Chairman and Managing Principal of Deloitte LLP ("Deloitte"), an organization that, through its subsidiaries and network of member firms, provides audit, consulting, tax, and advisory services to clients globally. During her nearly 30-year career with Deloitte, Ms. Benko held many leadership roles, several concurrent with her appointment as Vice Chairman and Managing Principal in 2011.
•From 2015 to 2018, Ms. Benko served as Senior Partner working within the firm's "Digital Giants" practice where she was the senior advisory partner for several digital-native companies.
•From 2010 to 2014, Ms. Benko served as Chief Digital, Brand, and Communications Officer.
•Previous to her role as Chief Digital, Brand, and Communications Officer, Ms. Benko held multiple technology and talent management roles, including serving as the company’s first Vice Chairman and Chief Talent Officer from 2006 to 2010, its Chief Inclusion Officer from 2008 to 2010, and as Managing Principal, Initiative for the Retention and Advancement of Women, from 2003 to 2009.
•Ms. Benko led Deloitte’s technology sector from 2003 to 2007 and was previously Deloitte’s first Global e-Business Leader, a position she held from 1998 to 2002.
Ms. Benko is a member of the Board of Directors of Prime Impact Capital. In addition to this public company board service, she also holds board positions at nonprofits Stanford Institute for Research in the Social Sciences, the International Women's Forum, American Corporate Partners, and the National Association of Corporate Directors. She is also on the board of WorkBoard, a privately-held company. Ms. Benko is chair of Harvard Business School/NC’s Advisory Council.

9 NIKE, INC.

ELIZABETH J. COMSTOCK

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
60	2011	Compensation	EVgo Inc.	Nike Air Force 1, Nike React, and Nike Lab
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	DIGITAL/TECHNOLOGY	MEDIA

		INTERNATIONAL

Ms. Comstock is a Co-Founder and Chief Commercial Officer of Climate Real Impact Solutions (“CRIS”), which is a climate-focused investment company and advisor to several emerging companies.
•Previously, Ms. Comstock was the Vice Chair of General Electric Company (“GE”). She led GE’s efforts to accelerate new growth and operated GE Business Innovations, which included Current, GE Lighting, GE Ventures & Licensing and GE sales, marketing and communications. Before her appointment as Vice Chair, Ms. Comstock was appointed to various management positions at GE:
•Senior Vice President, Chief Marketing and Commercial Officer in 2008,
•President, NBC Universal Integrated Media in 2006,
•Corporate Vice President and Chief Marketing Officer in 2003,
•Vice President of Corporate Communications in 1998,
•Senior Vice President, NBC Corporate Communications in 1996, and
•Vice President, Communications, NBC News Communications in 1994.
•Prior to joining GE in 1994, Ms. Comstock held a succession of positions at NBC, CBS, and Turner Broadcasting.
Ms. Comstock is a member of the Board of Directors of EVgo Inc. In addition to this public company board service, she is also a trustee of The National Geographic Society and Visiting Scholar at the Columbia University Center for Science and Society.

2021 PROXY STATEMENT 10

JOHN G. CONNORS

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
62	2005	Audit & Finance	None	Nike Epic React
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	GOVERNANCE

		INTERNATIONAL

Mr. Connors is a partner in Ignition Partners LLC, a Seattle-area venture capital firm.
•Mr. Connors served as Senior Vice President and Chief Financial Officer of Microsoft Corporation ("Microsoft") from December 1999 to May 2005.
•Mr. Connors joined Microsoft in 1989 and held various management positions, including:
•Vice President, Worldwide Enterprise Group in 1999,
•Chief Information Officer from 1996 to 1999, and
•Corporate Controller from 1994 to 1996.
Mr. Connors is a member of the Board of Directors of privately held companies ICERTIS, Inc., Tempered Networks Inc., Symend Inc., KenSci Inc., Carbon Robotics, and Traceable, Inc., and is on the Board of the Washington Policy Center. He served on the Board of Directors of Splunk Inc. from April 2012 until May 2021.

11 NIKE, INC.

TIMOTHY D. COOK, LEAD INDEPENDENT DIRECTOR

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
60	2005	Compensation, Chair	Apple Inc.	Nike Epic React and Nike Flex Golf Shorts
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

Mr. Cook is the Company’s Lead Independent Director and is the Chief Executive Officer of Apple Inc. ("Apple").
•Mr. Cook joined Apple in March 1998 as Senior Vice President of Worldwide Operations and also served as its Executive Vice President, Worldwide Sales and Operations and Chief Operating Officer.
•Mr. Cook was Vice President, Corporate Materials for Compaq Computer Corporation from 1997 to 1998.
•Previous to his work at Compaq, Mr. Cook served in the positions of Senior Vice President Fulfillment and Chief Operating Officer of the Reseller Division at Intelligent Electronics from 1994 to 1997.
•Mr. Cook also worked for International Business Machines Corporation from 1983 to 1994, most recently as Director of North American Fulfillment.
Mr. Cook is a member of the Board of Directors of Apple. In addition to this public company board service, he is also a member of the Board of Directors of the National Football Foundation and Duke University Board of Trustees.

2021 PROXY STATEMENT 12

JOHN J. DONAHOE II

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
61	2014	Executive	PayPal Holdings, Inc.	Jordan ADG 2 and Nike Tech Pack Hoodie
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

INTERNATIONAL

Mr. Donahoe is President and Chief Executive Officer of NIKE, Inc. and has been a director since 2014.
•From 2017 to 2019, Mr. Donahoe served as President and Chief Executive Officer of ServiceNow, Inc. ("ServiceNow"), provider of enterprise cloud computing services for global enterprises.
•From 2008 to 2015, Mr. Donahoe served as President and Chief Executive Officer of eBay, Inc. ("eBay"), provider of the global eBay.com online marketplace and PayPal digital payments platform.
•Mr. Donahoe joined eBay in 2005 as President of eBay Marketplaces, responsible for eBay’s global e-Commerce businesses.
•Prior to joining eBay, Mr. Donahoe was the Chief Executive Officer and Worldwide Managing Director of Bain & Company from 1999 to 2005, and a Managing Director from 1992 to 1999.
Mr. Donahoe is Chairman and a member of the Board of Directors of PayPal Holdings, Inc. In addition to this public company board service, he also serves on the Board of Trustees for The Bridgespan Group. Mr. Donahoe served on the Board of Directors of Intel Corporation from March 2009 to May 2017, and ServiceNow from March 2017 to June 2020.

13 NIKE, INC.

THASUNDA B. DUCKETT

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
48	2019	Corporate Responsibility, Sustainability & Governance	None	Air Jordans, Nike Air Force 1, and Nike Pegasus
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	FINANCIAL EXPERTISE	CEO EXPERIENCE

		RETAIL INDUSTRY	HR/TALENT MANAGEMENT

Ms. Duckett is President and Chief Executive Officer of the Teachers Insurance and Annuity Association of America ("TIAA"), a leading provider of financial services in the academic, research, medical, cultural and governmental fields.
•Prior to joining TIAA, Ms. Duckett was Chief Executive Officer of Chase Consumer Banking at JPMorgan Chase & Co. ("JPMorgan Chase") from 2016 to 2021. Before that appointment, Ms. Duckett was appointed to various management positions at JPMorgan Chase, including:
•From 2013 to 2016, Ms. Duckett served as the Chief Executive Officer of Chase Auto Finance, and
•From 2004 to 2013, Ms. Duckett held multiple management and consumer lending roles.
•Prior to joining JPMorgan Chase, Ms. Duckett was Director of Emerging Markets at the Federal National Mortgage Association, or Fannie Mae.
Ms. Duckett is chair of the Otis and Rosie Brown Foundation and a member of the Board of Directors of the Children’s Learning Center of Fairfax County and the Robert F. Kennedy Human Rights.

2021 PROXY STATEMENT 14

TRAVIS A. KNIGHT

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
47	2015	Executive	None	Nike Air Zoom Pegasus
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	CEO EXPERIENCE	MEDIA

Mr. Knight is the President and Chief Executive Officer of the animation studio, LAIKA, LLC ("LAIKA"), which specializes in feature-length films.
•Mr. Knight has been involved in all principal creative and business decisions at LAIKA since its founding in 2003, serving in successive management positions as Lead Animator, Vice President of Animation, and then as President and Chief Executive Officer in 2009.
•Mr. Knight was Producer and Director of the feature film Kubo and the Two Strings (2017) which was nominated for an Academy Award and winner of the BAFTA award for Best Animated Film.
•Mr. Knight has served as Producer and Lead Animator on Academy Award-nominated feature-length films The Boxtrolls (2014) and ParaNorman (2012), for which he won an Annie Award for Outstanding Achievement in Character Animation, and Lead Animator for Coraline (2009).
•Prior to his work at LAIKA, Mr. Knight held various animation positions at Will Vinton Studios from 1998 to 2002, and as a stop-motion animator for television series, commercials, and network promotions. He has been recognized for his work on the Emmy Award-winning stop-motion animated television series The PJs.
Mr. Knight serves on the Board of Directors of LAIKA. He is the son of NIKE’s co-founder, Mr. Philip Knight, who currently serves as Chairman Emeritus. In addition to his skills and qualifications described above, Mr. Travis Knight was selected to serve on the Board because he has a significant role in the management of the Class A Stock owned by Swoosh, LLC, strengthening the alignment of the Board with the interests of NIKE shareholders.

15 NIKE, INC.

MARK G. PARKER, EXECUTIVE CHAIRMAN OF THE BOARD

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT
65	2006	Executive, Chair	The Walt Disney Company	Nike Pegasus, Nike Air Max, and Nike React Infinity Run
SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	INTERNATIONAL	HR/TALENT MANAGEMENT

		CEO EXPERIENCE	RETAIL INDUSTRY	GOVERNANCE

Mr. Parker is Executive Chairman of the Board of Directors of the Company. He served as President and Chief Executive Officer of the Company from 2006 to January 2020.
•Mr. Parker has been employed by NIKE since 1979 with primary responsibilities in product research, design and development, marketing, and brand management.
•Mr. Parker was appointed:
•President and Chief Executive Officer in 2006,
•President of the NIKE Brand in 2001,
•Vice President of Global Footwear in 1998,
•General Manager in 1993,
•Corporate Vice President in 1989, and
•Divisional Vice President in charge of product development in 1987.
Mr. Parker is a member of the Board of Directors of The Walt Disney Company. In addition to his skills and qualifications described above, Mr. Parker was selected to serve on the Board because the experience gained while serving as the Company's Chief Executive Officer makes his position as Executive Chairman of the Board instrumental.

2021 PROXY STATEMENT 16

JOHN W. ROGERS, JR.

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
63	2018	Corporate Responsibility, Sustainability & Governance	McDonald’s Corporation and The New York Times Company	Nike KD and Nike LeBron Basketball Shoes
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	CEO EXPERIENCE	GOVERNANCE

		FINANCIAL EXPERTISE

Mr. Rogers is Chairman, Co-Chief Executive Officer, and Chief Investment Officer of Ariel Investments, LLC, a privately-held money management firm he founded in 1983, which serves individual and institutional investors through its mutual funds and separate accounts. Mr. Rogers is a Trustee of Ariel Investment Trust, the investment company consisting of the five mutual funds his firm manages.
•In 2008, Mr. Rogers was awarded Princeton University’s highest honor, the Woodrow Wilson Award, presented each year to the alumnus whose career embodies a commitment to national service.
•Mr. Rogers served as co-chair for the Presidential Inaugural Committee 2009, and more recently, joined the Barack Obama Foundation’s Board of Directors.
Mr. Rogers is a member of the Board of Directors of McDonald’s Corporation and The New York Times Company. In addition to this public company board service, he also serves as trustee of the University of Chicago, a member of the Board of Directors of the Robert F. Kennedy Human Rights, and the National Association of Basketball Coaches (NABC) Foundation, Inc., and a life trustee of the Chicago Symphony Orchestra. Mr. Rogers served on the Board of Directors of Exelon Corporation from October 2000 until April 2019.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class A Shareholders vote FOR the election of the nominees above to the Board of Directors.

17 NIKE, INC.

NOMINEES FOR ELECTION BY CLASS B SHAREHOLDERS
ALAN B. GRAF, JR.

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
67	2002	Audit & Finance, Chair	Mid-America Apartment Communities, Inc.	Nike Revolution
		SKILLS, EXPERIENCES AND QUALIFICATIONS
		FINANCIAL EXPERTISE	INTERNATIONAL	GOVERNANCE

Mr. Graf is the former Executive Vice President and Chief Financial Officer of FedEx Corporation ("FedEx"), a position he held from 1998 until his retirement in December 2020.
•Mr. Graf joined FedEx in 1980 and was Senior Vice President and Chief Financial Officer for FedEx Express, FedEx’s predecessor, from 1991 to 1998.
Mr. Graf is a member of the Board of Directors of Mid-America Apartment Communities, Inc. In addition to this public company board service, he is also a director of the Indiana University Foundation and Methodist Le Bonheur Healthcare, and a trustee of the University of Memphis. Mr. Graf previously served on the Board of Directors of Kimball International Inc., Storage USA, Inc., and Arkwright Mutual Insurance Co.

2021 PROXY STATEMENT 18

PETER B. HENRY

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
52	2018	Audit & Finance	Citigroup Inc.	Nike Epic React
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	GOVERNANCE

		FINANCIAL EXPERTISE	ACADEMIA

Dr. Henry is Dean Emeritus of New York University’s Leonard N. Stern School of Business and the William R. Berkley Professor of Economics and Finance.
•Dr. Henry assumed the Deanship of the Stern School of Business in January 2010 and served through December 2017.
•Prior to joining Stern, Dr. Henry was the Konosuke Matsushita Professor of International Economics at the Stanford University Graduate School of Business.
•In June 2009, President Obama appointed Dr. Henry to the President’s Commission on White House Fellowships.
•In 2008, Dr. Henry led Barack Obama’s Presidential Transition Team in its review of international lending agencies such as the IMF and the World Bank.
Dr. Henry is a member of the Board of Directors of Citigroup Inc. In addition to this public company board service, he also serves on the Board of Directors of the National Bureau of Economic Research and the Economic Club of New York and serves on the Advisory Board for Protiviti. Dr. Henry is a member of the Council of Foreign Relations and the Economic Advisory Panel of the Federal Reserve Bank of New York. Dr. Henry served on the Board of Directors of General Electric from July 2016 until April 2018 and Kraft Foods Group, Inc. and its predecessor, Kraft Foods Inc., from May 2011 until July 2015.

19 NIKE, INC.

MICHELLE A. PELUSO

AGE	DIRECTOR SINCE	COMMITTEE	OTHER CURRENT PUBLIC DIRECTORSHIPS	FAVORITE NIKE PRODUCT(S)
49	2014	Corporate Responsibility, Sustainability & Governance, Chair	None	Nike React Infinity Run, Nike Space Hippie, Nike ESC, and Nike Epic Luxe Run Tights
SKILLS, EXPERIENCES AND QUALIFICATIONS
		DIVERSITY	INTERNATIONAL	HR/TALENT MANAGEMENT

		FINANCIAL EXPERTISE	DIGITAL/TECHNOLOGY	GOVERNANCE

		CEO EXPERIENCE	RETAIL INDUSTRY

Ms. Peluso is Executive Vice President and Chief Customer Officer at CVS Health, a diversified health services company, and has direct oversight for CVS Health’s marketing and brand strategy, digital transformation, and the end-to-end consumer experience.
•Prior to joining CVS Health, Ms. Peluso was Senior Vice President, Digital Sales and Chief Marketing Officer at IBM from 2016 to 2021. She oversaw marketing and brand strategy and execution, digital sales, and the commercial business, globally. She was also responsible for the company's client experience.
•Prior to her work at IBM, Ms. Peluso served as Chief Executive Officer of online shopping destination Gilt Groupe, Inc. (“Gilt”) from 2013 until its sale to Hudson’s Bay Company in February 2016 and was on Gilt’s Board of Directors from 2009 to 2016.
•From 2009 to 2013, Ms. Peluso served as Global Consumer Chief Marketing and Internet Officer of Citigroup Inc.
•From 2002 to 2009, Ms. Peluso held senior management positions at Travelocity.com LP ("Travelocity"), being appointed Chief Operating Officer in March 2003, and President and Chief Executive Officer in December 2003.
•Prior to joining Travelocity, in 1999 Ms. Peluso founded Site59, an online travel site, serving as its Chief Executive Officer until its acquisition by Travelocity in 2002.
Ms. Peluso is a member of the Board of Directors at the Ad Council and is on the Executive Council of the Board of Directors of the Association of National Advertisers. She is also a director of the nonprofit TechnoServe.

BOARD RECOMMENDATION
The Board of Directors recommends that the Class B Shareholders vote FOR the election of the nominees above to the Board of Directors.

2021 PROXY STATEMENT 20

INDIVIDUAL BOARD SKILLS MATRIX

EXPERIENCE, EXPERTISE, OR ATTRIBUTES	BENKO	COMSTOCK	CONNORS	COOK	DONAHOE	DUCKETT	GRAF	HENRY	KNIGHT	PARKER	PELUSO	ROGERS
DIVERSITY Gender or ethnic diversity that adds a range of perspectives and expands the Board’s understanding of the needs and viewpoints of consumers, employees, and other stakeholders worldwide.	✓	✓				✓		✓			✓	✓
FINANCIAL EXPERTISE Financial expertise assists our Board in overseeing our financial statements, capital structure, and internal controls.			✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

CEO EXPERIENCE
CEO experience brings leadership qualifications and skills that help our Board to capably advise, support, and oversee our management team, including regarding our strategy to drive long-term value.
				✓	✓	✓			✓	✓	✓	✓

INTERNATIONAL
International exposure yields an understanding of diverse business environments, economic conditions, and cultural perspectives that informs our global business and strategy and enhances oversight of our multinational operations.
	✓	✓	✓	✓	✓		✓	✓		✓	✓

DIGITAL/TECHNOLOGY
Technology experience helps our Board oversee cybersecurity and advise our management team as we seek to enhance the consumer experience and further develop our multi-channel strategy.
	✓	✓	✓	✓	✓						✓
RETAIL INDUSTRY Retail experience brings a deep understanding of factors affecting our industry, operations, business needs, and strategic goals.				✓	✓	✓				✓	✓
MEDIA Media experience provides the Board with insight about connecting with consumers and other stakeholders in a timely and impactful manner.		✓							✓
ACADEMIA Academia provides organizational management experience and knowledge of current issues in academia and thought leadership.								✓
HR/TALENT MANAGEMENT HR and talent management experience assists our Board in overseeing executive compensation, succession planning, and employee engagement.	✓			✓	✓	✓				✓	✓
GOVERNANCE Public company board experience provides insight into new and best practices which informs our commitment to excellence in corporate governance.			✓	✓	✓		✓	✓		✓	✓	✓

21 NIKE, INC.

DIRECTOR NOMINATIONS
The Board of Directors takes an "evergreen" approach to Board refreshment, cultivating relationships with top talent on an ongoing basis. The Corporate Responsibility, Sustainability & Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Corporate Responsibility, Sustainability & Governance Committee or the Board, suggestions from Company management, and shareholder recommendations. The committee may, in its discretion, engage director search firms to identify candidates. Shareholders may recommend director candidates for consideration by the Corporate Responsibility, Sustainability & Governance Committee by submitting a written recommendation to the committee, c/o Ann M. Miller, Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. The recommendation should include the candidate’s name, age, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company’s proxy statement and to serve as a director, if elected.
The Board of Directors has adopted qualification standards for the selection of non-management nominees for director, which can be found at our corporate website: http://investors.nike.com. As provided in these standards and the Company’s corporate governance guidelines, nominees for director are selected on the basis of, among other things, distinguished business experience or other non-business achievements; education; significant knowledge of international business, finance, marketing, technology, human resources, diversity & inclusion, law, or other fields which are complementary to, and balance the knowledge of, other Board members; a desire to represent the diverse interests of all stakeholders; independence; good character; ethics; sound judgment; diversity; and ability to devote substantial time to discharge Board responsibilities.
The Corporate Responsibility, Sustainability & Governance Committee identifies qualified potential candidates without regard to their age, gender, race, national origin, sexual orientation, or religion. While the Board has no policy regarding Board member diversity, the Corporate Responsibility, Sustainability & Governance Committee considers and discusses diversity in selecting nominees for director and in the re-nomination of an incumbent director. The committee views diversity broadly to include, among other things, differences in backgrounds, qualifications, experiences, viewpoint, geographic location, education, skills and expertise (including financial, accounting, compliance, corporate social responsibility, public policy, cybersecurity, or other expertise relevant to service on the Board), professional and industry experience, and personal characteristics (including gender, ethnicity/race, and sexual orientation). The Board believes that a variety and balance of perspectives on the Board results in more thoughtful and robust deliberations, and ultimately, better decisions.
In considering the re-nomination of an incumbent director, the Corporate Responsibility, Sustainability & Governance Committee reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation, and quality of performance, as well as any special skills, experience, or diversity that such director brings to the Board. All potential new director candidates, whether recommended by shareholders or identified by other means, are initially screened by the Chair of the Corporate Responsibility, Sustainability & Governance Committee, who may seek additional information about the background and qualifications of the candidate, and who may determine that a candidate does not have qualifications that merit further consideration by the full committee. With respect to new director candidates who pass the initial screening, the Corporate Responsibility, Sustainability & Governance Committee meets to discuss and consider each candidate’s qualifications and potential contributions to the Board, and determines by majority vote whether to recommend such candidates to the Board. The final decision to either appoint a candidate to fill a vacancy between annual meetings or include a candidate on the slate of nominees proposed at an annual meeting is made by the Board.
It is the general policy of the Board that directors will not stand for re‑election after reaching the age of 72.
DIRECTOR INDEPENDENCE
Pursuant to New York Stock Exchange ("NYSE") listing rules, in order for a director to qualify as "independent", the Board of Directors must affirmatively determine that the director has no material relationship with the Company that would impair the director’s independence. The Board affirmatively determined that commercial or charitable relationships below the following thresholds will not be considered material relationships that impair a director’s independence: (1) if a NIKE director or immediate family member is an executive officer of another company that does business with NIKE and the annual sales to, or purchases from, NIKE are less than one percent of the annual revenues of the other company; and (2) if a NIKE director or immediate family member serves as an officer, director, or trustee of a charitable organization, and NIKE’s contributions to the organization are less than one percent of that organization’s total annual charitable receipts. After applying this categorical standard and the applicable NYSE independence standards, the Board has determined that the following directors who served during fiscal 2021—Cathleen A. Benko, Elizabeth J. Comstock, John G. Connors, Timothy D. Cook, Thasunda B. Duckett, Alan B. Graf, Jr., Peter B. Henry, Michelle A. Peluso, and John W. Rogers, Jr.—have no material relationship with the Company and, therefore, are independent. Messrs. John J. Donahoe II, Travis A. Knight, and Mark G. Parker were not independent pursuant to NYSE rules. Messrs. Donahoe and Parker were not independent pursuant to NYSE rules because they were employed by the Company during fiscal 2021. Mr. Knight was not independent pursuant to NYSE rules because he is the son of NIKE’s co-founder and former Chairman

2021 PROXY STATEMENT 22

of the Board, Mr. Philip H. Knight, who received compensation in excess of the threshold set forth in applicable NYSE rules (the "NYSE threshold") for his position as Chairman Emeritus. The compensation paid to Mr. Philip H. Knight is described in the section below titled "Stock Ownership Information—Transactions with Related Persons".
BOARD STRUCTURE AND RESPONSIBILITIES
The Board is currently composed of nine independent directors and three directors who are not independent under the NYSE listing rules. During fiscal 2021, there were five meetings of the Board and all of our directors attended at least 75 percent of the total number of meetings of the Board and committees on which he or she served. The Company encourages all directors to attend each annual meeting of shareholders, and all directors attended the 2020 annual meeting.
BOARD LEADERSHIP STRUCTURE
NIKE’s governing documents provide the Board with flexibility to select the appropriate leadership structure of the Company. In determining the leadership structure, the Board considers many factors, including the specific needs of the business, fulfilling the duties of the Board, and the best interests of the Company’s shareholders. Effective January 2020, the Company separated the position of Chairman of the Board from the position of President and CEO, although this is not a permanent policy of the Board. The Executive Chairman, Mr. Mark G. Parker, presides over meetings of the Board of Directors and shareholders. The President and CEO, Mr. John J. Donahoe II, is in charge of the general supervision, direction, and control of the business and affairs of the Company, subject to the overall direction and supervision of the Board and its committees.
Given the particular experience and tenure of Messrs. Parker and Donahoe, the Board believes this leadership structure is appropriate for the Company because it separates the leadership of the Board from the duties of day-to-day leadership of the Company. This structure permits Mr. Donahoe to primarily focus his time and attention on the business, while Mr. Parker directs his attention to the broad strategic issues considered by the Board of Directors. This structure works particularly well given the talent, experience and professional relationship of Messrs. Donahoe and Parker established during Mr. Donahoe's service on the Board beginning in 2014.
In 2016, the Corporate Responsibility, Sustainability & Governance Committee established the position of lead independent director to ensure strong independent leadership of the Board. The position of Lead Independent Director is entrusted to execute the following functions:
•serve as a liaison between the Chairman, CEO, and the independent directors;
•approve the meeting agendas for the Board;
•advise the Chairman and CEO regarding the sufficiency, quality, quantity, and timeliness of information provided to the Board;
•ensure that meeting schedules permit sufficient time for discussion of all agenda items;
•provide consultation and direct communication with major shareholders, if requested;
•preside at meetings of the Board at which the Chairman is not present, including executive sessions; and
•perform other duties specified in the Lead Independent Director Charter.
In June 2019, the Board re-appointed Mr. Tim Cook to serve as Lead Independent Director for a term of three years. Mr. Cook continues to serve as Lead Independent Director of the Company working in collaboration with Messrs. Parker and Donahoe.
The chairs of Board committees also play an active role in the leadership structure of the Board. The Corporate Responsibility, Sustainability & Governance Committee and the Board endeavor to select independent committee chairs who will provide strong leadership to guide the important work of the Board committees. Committee chairs work with the Company’s senior executives to ensure the committees are discussing the key strategic risks and opportunities of the Company. In the absence of the Lead Independent Director, a presiding director is appointed to chair executive sessions of non-management directors (consisting of all directors other than Messrs. Parker and Donahoe). The position of presiding director is rotated among the chairs of the various Board committees, other than the Executive Committee. Executive sessions are regularly scheduled and held at least once each year.
Mr. Philip H. Knight, co-founder and former Chairman of the Company, serves as Chairman Emeritus, with a standing invitation to attend meetings of the Board and its committees as a non-voting observer. The Board believes that it benefits from the valuable experience and insights of the Company’s co-founder and former Chairman of the Board.
For all of these reasons, the Board believes this leadership structure is optimal.

23 NIKE, INC.

BOARD COMMITTEES
The Board’s current standing committees are an Audit & Finance Committee; a Compensation Committee; a Corporate Responsibility, Sustainability & Governance Committee; and an Executive Committee. The Board may appoint other committees from time to time. Each standing committee has a written charter and all such charters, as well as the Company’s corporate governance guidelines, are available at the Company’s corporate website, http://investors.nike.com, and will be provided in print to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453.
AUDIT & FINANCE COMMITTEE

MEMBERS: John G. Connors Alan B. Graf, Jr., Chair Peter B. Henry MEETINGS IN FY ’21: 13
ROLES AND RESPONSIBILITIES:
The Audit & Finance Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to:
•Matters involving the Company’s accounting, auditing, financial reporting, internal controls, information security (including risks related to cyber security), data protection, and overseeing the financial policies and activities of the Company that may have a material impact on the results of operations or the financial position of the Company;
•The integrity of the Company’s financial statements, the compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor; and
•Considering long-term financing options, long-range tax, financial regulatory and foreign currency issues facing the Company, and management’s recommendations concerning capital deployment strategy, major capital expenditures, and material acquisitions or divestitures.
The Board has determined that each member of the Audit & Finance Committee meets all independence and financial literacy requirements applicable to audit committees under the NYSE listing standards and applicable regulations adopted by the U.S. Securities and Exchange Commission (the "SEC"). The Board has also determined that Mr. Alan B. Graf, Jr. is an "audit committee financial expert" as defined in regulations adopted by the SEC.

COMPENSATION COMMITTEE

MEMBERS: Cathleen A. Benko Elizabeth J. Comstock Timothy D. Cook, Chair MEETINGS IN FY ’21: 4
ROLES AND RESPONSIBILITIES:
The Compensation Committee discharges the Board's responsibilities regarding executive and director compensation and senior leadership succession, and its duties include the following:
•Evaluate the performance of the CEO;
•Review and approve the compensation of each executive officer;
•Grant equity incentive awards under the NIKE, Inc. Stock Incentive Plan, and determine targets and awards under the NIKE, Inc. Executive Performance Sharing Plan and the NIKE, Inc. Long-Term Incentive Plan;
•Review and provide guidance to management regarding Company policies, programs, and practices related to talent management and development for executive officers and senior management; and
•Make recommendations to the Board regarding the compensation of directors.
The Board has determined that each member of the Compensation Committee meets all independence requirements applicable to compensation committees under the NYSE listing standards.

2021 PROXY STATEMENT 24

CORPORATE RESPONSIBILITY, SUSTAINABILITY & GOVERNANCE COMMITTEE

MEMBERS: Thasunda B. Duckett Michelle A. Peluso, Chair John W. Rogers, Jr. MEETINGS IN FY ’21: 5
ROLES AND RESPONSIBILITIES:
The Corporate Responsibility, Sustainability & Governance Committee sets the tone and pace for corporate governance and oversees the Company's Purpose Offense. Its duties include the following:
•Review and evaluate NIKE’s significant strategies, activities, policies, investments, and programs regarding social purpose, corporate responsibility, and sustainability;
•Provide oversight of management’s efforts to ensure that the Company’s dedication to sustainability is reflected in its business operations;
•Monitor the Company’s progress towards its diversity and inclusion objectives and compliance with the Company’s responsibilities as an equal opportunity employer;
•Review and evaluate the social, political, and environmental impact, trends, and issues in connection with the Company’s business activities and make recommendations to the Board;
•Provide oversight of the Company’s community and social impact efforts;
•Oversee protection of the Company’s corporate reputation and other matters of importance to the Company and its stakeholders;
•Continue to identify individuals qualified to become Board members and recommend director nominees for election at each annual shareholder meeting;
•Develop and recommend to the Board corporate governance guidelines and a code of business conduct and ethics; and
•Oversee the annual self-evaluations of the Board and its committees and make recommendations to the Board concerning the structure and membership of the other Board committees.
The Board has determined that each member of the Corporate Responsibility, Sustainability & Governance Committee meets all independence requirements applicable to nominating/corporate governance committees under the NYSE listing standards.

EXECUTIVE COMMITTEE

MEMBERS: John J. Donahoe II Travis A. Knight Mark G. Parker, Chair MEETINGS IN FY ’21: 0
ROLES AND RESPONSIBILITIES:
The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation by the full Board.
•In practice, the Executive Committee acts in place of the full Board only when emergency issues or scheduling conflicts make it difficult or impracticable to assemble the full Board.
•All actions taken by the Executive Committee must be reported at the next Board meeting, or as soon thereafter as practicable.
The Executive Committee held no formal meetings during fiscal 2021, but took action by unanimous written consent.

25 NIKE, INC.

THE BOARD’S ROLE IN RISK OVERSIGHT
While the Company’s management team is responsible for day-to-day management of the various risks facing the Company, the Board takes an active role in the oversight of the management of critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of NIKE’s business strategy. The Board recognizes it is neither possible nor prudent to eliminate all risk. Purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its strategic objectives.

THE BOARD OF DIRECTORS
The Board implements its risk oversight function both as a whole and through committees, which play a significant role in carrying out risk oversight. While the Audit & Finance Committee is responsible for oversight of management’s risk management policies, oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee’s area of responsibility as reflected in the committee charters.

BOARD COMMITTEES

The AUDIT & FINANCE COMMITTEE oversees risks related to the Company’s financial statements, the financial reporting process, accounting, legal matters, investments, access to capital and capital deployment, currency risk and hedging programs, information security (including risks related to cyber security), and data protection. The committee oversees the internal audit function, reviews a risk-based plan of internal audits, and reviews a risk-based integrated audit of internal controls over financial reporting. The committee meets separately with the Vice President of Global Audit and Chief Risk Officer, representatives of the independent registered public accountants, and senior management.

The COMPENSATION COMMITTEE oversees risks associated with the Company’s compensation philosophy and programs, management succession plans, and executive development.

The CORPORATE RESPONSIBILITY, SUSTAINABILITY & GOVERNANCE COMMITTEE oversees risks associated with corporate social purpose and company governance, including NIKE’s Code of Conduct and its compliance programs, and the structure and performance of the Board and its committees. The committee also oversees protection of the Company’s corporate reputation including issues that involve social and community engagement, workplace diversity and inclusion, and sustainability relating to the Company’s products, its supply chain (including labor practices), and the environment.

EXECUTIVE LEADERSHIP TEAM
Each committee chair works with one or more senior executives assigned to assist the committee in: developing agendas for the year and for each meeting, paying particular attention to areas of business risk identified by management, Board members, internal and external auditors, and in their committee charter; and scheduling agenda topics, presentations, and discussions regarding business risks within their area of responsibility. At meetings, the committees discuss areas of business risk, the potential impact, and management’s initiatives to manage business risk, often within the context of important business decisions. Through this process, key business risk areas are reviewed at appropriate times, with some topics reviewed on several occasions throughout the year. At every Board meeting each committee chair provides a report to the full Board outlining its discussions and actions, including those affecting the oversight of various risks.

The Company believes its leadership structure, discussed in detail above, supports the risk oversight function of the Board. Strong directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.

2021 PROXY STATEMENT 26

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
Shareholders or interested parties desiring to communicate directly with the Board, with non-management directors, or with any individual director may do so in writing addressed to the intended recipient or recipients, c/o Ann M. Miller, Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453. All such communications will be reviewed, compiled as necessary, and then forwarded to the designated recipient or recipients in a timely manner.

CODE OF CONDUCT
The NIKE Code of Conduct is available at the Company’s corporate website, http://investors.nike.com, and will be provided in print without charge to any shareholder who submits a request in writing to NIKE Investor Relations, One Bowerman Drive, Beaverton, Oregon 97005-6453. The Code of Conduct applies to all of the Company’s employees and directors, including our CEO and all other executive officers. The Code of Conduct provides that any waiver of the Code of Conduct for executive officers or directors may be made only by the Board or a committee of the Board. Any such waiver will be publicly disclosed, when required by law. The Company plans to disclose amendments to, and waivers from, the Code of Conduct on the Company’s corporate website: http://investors.nike.com.
DIRECTOR COMPENSATION FOR FISCAL 2021

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS(1)(2) ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION(3) ($)	TOTAL ($)
Cathleen A. Benko	100,000	188,969	—	19,690	308,659
Elizabeth J. Comstock	100,000	188,969	—	20,000	308,969
John G. Connors	105,000	188,969	—	20,000	313,969
Timothy D. Cook	150,000	188,969	—	20,000	358,969
Thasunda B. Duckett	100,000	188,969	—	20,000	308,969
Alan B. Graf, Jr.	130,000	188,969	—	—	318,969
Peter B. Henry	105,000	188,969	—	7,500	301,469
Travis A. Knight	100,000	188,969	—	—	288,969
Michelle A. Peluso	120,000	188,969	—	20,000	328,969
John W. Rogers, Jr.	100,000	188,969	—	—	288,969
(1)Represents the grant date fair value of restricted stock awards granted in fiscal 2021 computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value is based on the closing market price of our Class B Stock on the grant date. As of May 31, 2021, each non-employee director held 1,624 shares of unvested restricted stock.
(2)As of May 31, 2021, non-employee directors held outstanding options for the following number of shares of our Class B Stock: Ms. Comstock, 14,000; Mr. Connors, 66,000; and Mr. Cook, 14,000.
(3)Includes matched contributions to charities in the following amounts: Ms. Benko, $19,690; Ms. Comstock, $20,000; Mr. Connors, $20,000; Mr. Cook, $20,000; Ms. Duckett, $20,000; Dr. Henry, $7,500; and Ms. Peluso, $20,000.

27 NIKE, INC.

DIRECTOR FEES AND ARRANGEMENTS
Under our director compensation program in effect for fiscal 2021, non-employee directors receive:
•An annual retainer of $100,000, paid in quarterly installments.
•Upon appointment to the Board, a one-time, sign-on restricted stock award valued at $185,000 on the date of grant, generally, the date of appointment. The one-time, sign-on restricted stock award is subject to forfeiture in the event that service as a director terminates prior to the anniversary of the date of grant.
•An annual restricted stock award valued at $185,000 on the date of grant, generally, the date of each annual meeting of shareholders. The number of restricted shares granted to each director for fiscal 2021 was determined by dividing the director’s award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. The annual restricted stock award is subject to forfeiture in the event that service as a director terminates prior to the earlier of the next annual meeting and the anniversary of the date of grant.
•For the Lead Independent Director, an annual retainer of $30,000, paid in quarterly installments.
•For chairs of Board committees (other than the Executive Committee), an annual retainer of $20,000 for each committee chaired ($25,000 for the chair of the Audit & Finance Committee), paid in quarterly installments.
•For Audit & Finance Committee members, an additional annual retainer of $5,000, paid in quarterly installments.
•Payment or reimbursement of travel and other expenses incurred in attending Board meetings.
•Matching charitable contributions under the NIKE Matching Gift Program, under which directors are eligible to contribute to qualified charitable organizations and the Company provides a matching contribution to the charities in an equal amount, up to $20,000 in the aggregate, for each director annually.
Neither Mr. Donahoe nor Mr. Parker received any additional compensation for services provided as a director in fiscal 2021.
STOCK OWNERSHIP GUIDELINES FOR DIRECTORS
NIKE maintains stock ownership guidelines for all non-employee directors. Under these guidelines, directors are required to hold NIKE stock valued at five times their annual cash retainer. New directors are required to attain these ownership levels within five years of their election to the Board. Each of our directors has met or is on track to meet the specified ownership level.
DIRECTOR PARTICIPATION IN DEFERRED COMPENSATION PLAN
Under our Deferred Compensation Plan, non-employee directors may elect in advance to defer up to 100 percent of the director fees paid by the Company. For a description of the plan, see the section below titled "Compensation Discussion and Analysis—Executive Compensation Tables—Non-Qualified Deferred Compensation in Fiscal 2021—Non-Qualified Deferred Compensation Plans".

2021 PROXY STATEMENT 28

COMPENSATION DISCUSSION AND ANALYSIS

PROPOSAL 2 SHAREHOLDER ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, we are submitting to shareholders our annual "say-on-pay proposal", an advisory vote to approve the compensation of our Named Executive Officers as described in this proxy statement.
At our 2020 annual meeting of shareholders, 54% of the votes cast on the say-on-pay proposal were voted in favor of the proposal, which was much lower than our historical approval rate. Therefore, as further described in this section, during fiscal 2021 members of management and the Board conducted a broad outreach to, and engagement with, shareholders to better understand and address the concerns of our shareholders.
As discussed in this section, our executive compensation program is designed to attract and retain top-tier talent and maximize shareholder value. To achieve the objectives of our executive compensation program and emphasize pay-for-performance principles, the Compensation Committee has continued to employ strong governance practices, including:
•    basing a majority of total compensation on performance and retention incentives;
•    setting incentive award targets based on clearly disclosed, objective performance measures;
•    mitigating undue risk associated with compensation by using multiple performance targets, caps on potential incentive payments, and a clawback policy; and
•    requiring executive officers to hold NIKE stock through published stock ownership guidelines.
In addition to our typical executive compensation considerations, our program for fiscal 2021 (June 1, 2020 through May 31, 2021) also reflected our targeted response to two significant events: the COVID pandemic, which began in fiscal 2020 and continued throughout fiscal 2021, and the leadership transitions that occurred in late fiscal 2020. We discuss the impact of each of these events on our fiscal 2021 executive compensation program below.
Because your vote is advisory, it will not be binding on the Board. However, the Board values shareholder opinions, and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

BOARD RECOMMENDATION

The Board of Directors recommends that shareholders vote FOR approval of the following resolution:
RESOLVED, that the shareholders approve the fiscal 2021 compensation paid to the Named Executive Officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables).

29 NIKE, INC.

INTRODUCTION
This Compensation Discussion and Analysis ("CD&A") describes our compensation program, philosophy, decisions, and process for the compensation of our "Named Executive Officers" (also referred to as our "NEOs") for fiscal 2021:

NAMED EXECUTIVE OFFICER	TITLE
John Donahoe II	President and Chief Executive Officer
Mark Parker	Executive Chairman
Matthew Friend	Executive Vice President and Chief Financial Officer
Andrew Campion	Chief Operating Officer
Heidi O'Neill	President, Consumer and Marketplace
This CD&A is organized into four sections:
•Executive Summary (page 30)
•Compensation of Our Named Executive Officers (page 34)
•Our Compensation Process (page 44)
•Other Compensation Practices (page 45)
EXECUTIVE SUMMARY
SAY-ON-PAY RESULTS AND RESPONSE

Our annual say-on-pay vote is one of our opportunities to receive feedback from shareholders regarding our executive compensation program, and as such is taken very seriously by the Compensation Committee and Board. In 2020, our executive compensation program received the support of 54% of the total votes cast at our annual meeting of shareholders. As a result of this decline in support compared to historically strong votes (which averaged over 90% support during the prior five years), we actively sought feedback from shareholders, reaching out to shareholders owning approximately 37% of outstanding shares of our Class B Stock and speaking with shareholders owning approximately 33% of outstanding shares of our Class B Stock, to better understand what motivated their votes and attempt to address any ongoing concerns. Our Lead Independent Director and Compensation Committee Chair, Timothy D. Cook, and our Corporate Responsibility, Sustainability & Governance Committee Chair, Michelle A. Peluso, participated in several of these conversations with shareholders owning approximately 15% of outstanding shares of our Class B Stock. All feedback was shared with the Board and helped to shape the changes made to our executive compensation program and related disclosure, as laid out in this year's CD&A.
SCOPE OF OUTREACH & ENGAGEMENT

OUTREACH

29 shareholders

37% Class B shares

ENGAGEMENT

20 shareholders

33% Class B shares

Engaged with 100% of our top 15 institutional shareholders

Through this engagement, we learned that shareholders were largely supportive of the design of the underlying executive compensation program for fiscal 2020. However, shareholders expressed support for additional disclosure regarding the COVID-related adjustments made to payouts in order to more meaningfully assess fiscal 2020 compensation. During these conversations, we shared additional detail regarding the Compensation Committee's approach to determining fiscal 2020 executive compensation, including the magnitude that the onset of the pandemic had on the Company's fourth quarter, which began in March 2020, and the committee's desire to appropriately compensate the management team for strong performance in the first three quarters and the resilience with which they operated during this unprecedented time while maintaining our pay-for-performance philosophy. Shareholders appreciated this additional information regarding COVID-related adjustments for fiscal 2020 and expressed no ongoing concerns regarding these decisions.

2021 PROXY STATEMENT 30

These engagements also provided an opportunity to discuss considerations the Compensation Committee took into account in designing the executive compensation program for fiscal 2021, which began on June 1, 2020 in the midst of an unprecedented economic and social environment. Shareholders were broadly supportive of the fiscal 2021 program design and provided useful feedback regarding proxy disclosure they would find helpful to inform their analysis of our program, which we have integrated in the following discussion of our fiscal 2021 executive compensation program. Shareholders also shared feedback regarding our executive compensation program structure more broadly, including a preference for stock-based long-term incentive compensation and general considerations for using retention and sign-on awards. We are incorporating this feedback, and are replacing cash long-term incentive awards with performance-based restricted stock units ("PSUs") beginning in fiscal 2022, as described in the section below titled "Compensation of our Named Executive Officers—Fiscal 2022 Long-Term Incentive Compensation Changes".
During these engagements we also had an opportunity to discuss our strategic transformation, driven by our Consumer Direct Acceleration strategy which is focused on creating more premium, consistent, and seamless consumer experiences while operating under a simple consumer construct. As part of this conversation, shareholders provided feedback related to Mr. Donahoe's fiscal 2020 sign-on awards, with some expressing concern over the quantum of the awards. We explained that Mr. Donahoe forfeited approximately $79 million in incentive awards upon resigning as the President and CEO at ServiceNow in 2019 to become NIKE's CEO, which our shareholders noted mitigated their concerns around these awards. Shareholders also expressed a desire for disclosure explaining how a successful CEO transition would be measured with respect to Messrs. Donahoe's and Parker's transition-period cash incentive awards. We have included this disclosure, including key quantitative and qualitative achievements, in the section below titled "Compensation of our Named Executive Officers—Fiscal 2020 Leadership Transition Awards—Transition-Period Cash Incentive Awards". Finally, as a part of this discussion, we discussed with shareholders the restricted stock unit ("RSU") awards which were approved during fiscal 2020 and granted to the management team on June 1, 2020 in order to support continuity of leadership during a key transitional period for the Company that includes our CEO succession and the launch of our Consumer Direct Acceleration strategy. Shareholders broadly understood the rationale behind the RSU awards and were supportive of granting them (as initially disclosed in the 2020 proxy statement, and discussed in the section below titled "Compensation of our Named Executive Officers—Fiscal 2020 Leadership Transition Awards—Stock-Based Transition Awards") given the extensive transformation NIKE is undergoing and the importance of leadership continuity.
The Board and Compensation Committee greatly values these engagements with shareholders and is committed to maintaining ongoing dialogue and incorporating shareholder feedback into the design of the executive compensation program going forward.
The following table summarizes feedback themes we heard from shareholders and actions taken to be responsive:

WHAT WE HEARD	HOW WE RESPONDED
Executive Compensation Program Disclosure
Last year's proxy disclosure did not clearly describe the rationale or methodology underlying the COVID-related adjustments to the fiscal 2020 executive compensation program payouts
•During shareholder engagement, provided additional context and clarification regarding adjustments made to the fiscal 2020 executive compensation program due to COVID
•In this proxy statement, provided robust disclosure regarding fiscal 2021 annual bonuses to clearly communicate our design rationale given the ongoing impact of COVID

Last year's proxy disclosure did not clearly describe the rationale for Mr. Donahoe's sign-on awards
•During shareholder engagement, provided additional context regarding the sign-on awards, including that Mr. Donahoe forfeited approximately $79 million in incentive awards from his prior employer to become NIKE's CEO
•In this proxy statement, provided robust disclosure regarding the performance goals and achievements related to earning the transition-related cash incentive awards

Fiscal 2021 Executive Compensation Program Design
Long-term incentive compensation should not be adjusted to eliminate the impact of the COVID pandemic	•No adjustment to the fiscal 2019 – 2021 LTIP awards, which paid out at 90% due to the impact of the COVID pandemic
Support for flexible fiscal 2021 annual cash incentive award design given ongoing COVID-related uncertainty	•Structured fiscal 2021 bonus to be earned based on rigorous semi-annual goals targeted to support our COVID response and strategic priorities
Support for incorporating ESG metrics into executive compensation program	•Added a "People & Planet" modifier to the fiscal 2021 – 2023 LTIP awards to support our commitment to our long-term Purpose goals
Preference for stock-based long-term incentive compensation instead of cash-based long-term incentive compensation	•Replaced cash LTIP awards with PSUs beginning with fiscal 2022 compensation

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Stock ownership guidelines should be increased	•For fiscal 2022, increased stock ownership guidelines for CEO from 6 times base salary to 8 times base salary, and extended NEO ownership requirement of 3 times base salary to all executive officers
Retention awards should be used sparingly
•As initially disclosed in last year's proxy statement, RSU awards granted to management team in fiscal 2021 were one-time awards to support leadership continuity during a key transitional period for the Company
•Any future retention awards will be evaluated on a case-by-case basis and granted only in limited circumstances

Sign-on awards should be used sparingly and accompanied by robust disclosure providing rationale for award and structure
•No new executive officers hired in fiscal 2021
•Any future new hire awards will be evaluated on a case-by-case basis and will take shareholder engagement feedback into consideration
•Newly hired executive officers will not be eligible for LTIP or PSU awards that are in the final year of their performance period

COVID RESPONSE
NIKE has been, and continues to be, committed to supporting our employees all over the world during the COVID pandemic. For example, throughout the pandemic we provided pay continuity for our retail, Air MI manufacturing, and distribution center employees—employees who were particularly affected by closures and reduced hours in fiscal 2020 and fiscal 2021. To support employee well-being, we expanded our mental health offerings and our leave policies, including providing additional paid leave for employees with COVID-related physical or mental health impacts or who need time off to care for a household family member. We have also taken precautions to provide a safe working environment, encouraging and supporting work-from-home whenever possible and instituting protective policies and procedures for when remote work is not possible.
GUIDING COMPENSATION PRINCIPLES
•To drive business results and maximize shareholder value, our executive compensation is highly incentive-based.
•To emphasize long-term performance, increase alignment between executives and shareholders, and support retention, incentive compensation is weighted towards long-term awards.
•To foster teamwork and ensure internal pay equity, we utilize a cohort approach by aligning compensation across certain executive roles.
•To ensure that our executive compensation program supports our business strategy and talent plan, we determine cohort compensation levels by holistically considering factors relating to our business, the competitive market for top-tier talent, and the applicable executives.

2021 PROXY STATEMENT 32

ANNUAL DIRECT COMPENSATION ELEMENTS
NIKE's annual direct compensation for the Named Executive Officers generally consists of the following elements:

ELEMENT			KEY CHARACTERISTICS	PURPOSE	FISCAL 2021 CONSIDERATIONS
Base Salary			Fixed cash compensation	Provides market competitive baseline compensation to attract and retain top-tier talent	Generally kept base salaries flat across all employee levels
Annual Cash Incentive Award			Variable cash incentive compensation earned at 0% – 150% based on Company performance during the fiscal year	Motivates and rewards achievement of sustainable and profitable growth	To enable a flexible, targeted approach during volatile period, bonus earned based on rigorous semi-annual goals targeted to support our COVID response and strategic priorities
Long-Term Incentive Awards	Cash	Long-Term Incentive Plan ("LTIP")	Variable cash incentive compensation earned at 0% – 200% based on Company performance over a 3-year performance period	Motivates and rewards achievement of long-term shareholder value and growth	New "People & Planet" modifier supports progress on DE&I and sustainability goals; no LTIP target award increases, and no COVID-related payout adjustment
	Stock	Stock Options	Stock-based incentive compensation that generally vests in 4 equal annual installments; only provides value if our stock price appreciates	Aligns NEOs' interests with those of our shareholders by rewarding achievement of upside potential; promotes retention	No increase in executive cohort level stock awards
		Restricted Stock Units ("RSUs")	Stock-based incentive compensation that generally vests in 3 equal annual installments; value tied to our stock price	Aligns NEOs' interests with those of our shareholders by rewarding long-term value creation; promotes retention
Beginning in fiscal 2022, the cash component of our long-term incentive awards will be replaced with PSUs, as discussed in the section below titled "Compensation of our Named Executive Officers—Fiscal 2022 Long-Term Incentive Compensation Changes".
EXECUTIVE COMPENSATION GOVERNANCE PRACTICES

WHAT WE DO	WHAT WE DON’T DO
✓ Base a majority of total compensation on performance and retention incentives
✓ Mitigate undue risk by using multiple performance periods and metrics, incentive payment caps, and a clawback policy
✓ Base incentive awards on clearly disclosed, objective performance goals
✓ Maintain robust stock ownership guidelines
✓ Vest stock-based awards over time to promote long-term performance and retention
✓ Provide only double-trigger change-in-control acceleration for stock-based awards

✗ No retirement acceleration for RSUs
✗ No dividend equivalents paid on RSUs unless and until shares are earned
✗ No repricing of stock options
✗ No hedging transactions or short sales permitted
✗ No pension or supplemental executive retirement plan
✗ No tax gross-ups for perquisites
✗ No cash-based change-in-control benefits
✗ No excise tax gross-ups upon change of control

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
COMPENSATION OBJECTIVES AND STRUCTURE
Our executive compensation program is designed to attract and retain top-tier talent in a competitive marketplace and to maximize shareholder value by rewarding NEOs for strong Company performance. The program generally consists of annual direct compensation, with a focus on incentive compensation, and competitive benefits that are generally consistent with the benefits offered to our other U.S.-based employees. In connection with the senior leadership changes that occurred in late fiscal 2020, and to support continuity of our highly recruitable leadership team during a key period, in fiscal 2020 the Compensation Committee also approved special transition-related awards to be paid or granted during fiscal 2021, as previously described in our 2020 proxy statement and further described in the section below titled "Fiscal 2020 Leadership Transitions".
We structure our executive compensation program in the context of our business strategy and talent plan. To foster teamwork and ensure internal pay equity, we utilize a segmented cohort approach that aligns compensation across certain executive roles. Cohort compensation levels are determined by holistically considering factors such as future potential, individual performance, market insights, succession planning, retention, and leadership continuity. New executives are phased into a cohort by taking into consideration their relative experience, expected contributions, and market position.
Our philosophy is to "pay for performance" in order to drive business results and maximize shareholder value. As a result, executive compensation is highly incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. For fiscal 2021, to balance continued adherence to our "pay for performance" philosophy with the need for flexibility to respond to the ongoing COVID pandemic, the Compensation Committee determined to grant annual cash incentive awards in the form of annual bonuses based on objective financial metrics targeted at driving our recovery and emergence from the impacts of COVID. These bonuses are described in the section below titled "Annual Cash Incentive".
Our executive compensation program balances performance incentives, including by using different performance metrics and performance periods, and through a mixture of cash- and stock-based compensation elements. Stock-based compensation is also structured to pay for performance and is generally delivered 60% in the form of stock options and 40% in the form of RSUs. The following charts illustrate the mix of components that make up fiscal 2021 target annual direct compensation for our CEO.
BASE SALARY
Base salary is a fixed element of compensation that serves to attract and retain top-tier talent. The Compensation Committee generally reviews and determines base salaries for our Named Executive Officers in June, with any adjustments becoming effective in August of the same year.
In response to the COVID pandemic, the Company committed to ensuring pay continuity for our retail, NIKE Air MI manufacturing, and distribution center employees—employees who were particularly affected by closures and reduced hours in fiscal 2020 and fiscal 2021. To support our pay continuity commitment, the Company generally kept fiscal 2021 base salaries flat across all employee levels, including our NEOs.

2021 PROXY STATEMENT 34

NAMED EXECUTIVE OFFICER	FISCAL 2021 BASE SALARY	% CHANGE(1)
John Donahoe II	$1,500,000	0%
Mark Parker	$1,700,000	0%
Matthew Friend	$875,000	0%
Andrew Campion	$1,100,000	0%
Heidi O'Neill	$1,100,000	N/A
(1)Represents the change in base salary compared to fiscal 2020.
ANNUAL CASH INCENTIVE
Historically, we have paid annual cash incentive awards to the Named Executive Officers under our Executive Performance Sharing Plan ("PSP"), with payouts determined based on Company earnings before interest and taxes (as adjusted to exclude the impact of certain non-operational events, "Adjusted EBIT") measured over the entire fiscal year. To align employees and reinforce our one-team culture, the same compensation philosophy, structure, and metrics underlying our PSP awards were also applied to all other global employees eligible to participate in the Company's success through incentive bonuses. The Compensation Committee generally set the PSP metric, performance goal, and target awards for our Named Executive Officers at the start of the fiscal year in June, and would determine the payout following completion of the fiscal year.
In June 2020, the disruption and uncertainty caused by the ongoing COVID pandemic, including uncertainty regarding the pace of marketplace recovery and quarantine measures throughout the different geographic regions in which we operate, made it very difficult to set an appropriate year-long Adjusted EBIT goal. Furthermore, recognizing the dynamic nature of the pandemic, the Compensation Committee determined that an annual incentive award structure that provided more flexibility than the PSP would better enable the committee to challenge and motivate executives as the Company moved from the volatility created by the COVID pandemic through a period of recovery and into a period of continued growth. Therefore, the Compensation Committee decided to grant fiscal 2021 annual cash incentive awards in the form of annual bonuses rather than PSP awards. Staying true to our "pay for performance" philosophy, the Compensation Committee structured these annual bonuses to be earned between 0% and 150% of target based on achievement of objective financial metrics set for each of two equally-weighted, six-month performance periods, with the final payout to be determined by the committee taking into consideration the Company's fiscal 2021 revenue performance. As described in further detail below, the financial metrics for each performance period were selected to support our COVID response and strategic priorities during that period.
In setting fiscal 2021 annual bonus target awards, the Compensation Committee decreased Mr. Parker's award from 200% of base salary to 100% to reflect the change in his responsibilities following his appointment as Executive Chairman. The Compensation Committee decided not to increase target awards for any of the other Named Executive Officers due to the continuing uncertainty and financial impact of COVID. Therefore, the fiscal 2021 annual bonus target awards were:

NAMED EXECUTIVE OFFICER	FISCAL 2021 ANNUAL BONUS TARGET AWARD (% OF BASE SALARY)
John Donahoe II	200%
Mark Parker	100%
Matthew Friend	120%
Andrew Campion	120%
Heidi O'Neill	120%
ANNUAL CASH INCENTIVE GOALS
For the first six-month performance period ("1H"), which covered June 2020 through November 2020, three metrics and corresponding performance goals were established in June 2020 with a focus on driving our strategic priorities and managing the impact of the pandemic. The 1H metrics consisted of: (1) revenue generated through sales on digital platforms ("Digital Revenue") of Nike Brand and Jordan Brand products, to support digital growth in connection with our Consumer Direct Acceleration strategy; (2) selling, general, and administrative expenses ("SG&A"), to encourage tight management of discretionary expenses; and (3) units of Nike Brand and Jordan Brand product ("Inventory Units") at Company distribution centers or Company-owned stores, or in transit to Company distribution centers, to incentivize strategic management of excess inventory accumulated as a result of the COVID pandemic.
The performance goal for each 1H metric was set as a range, rather than as a discrete value, in light of forecasting uncertainties caused by COVID. Each performance goal range was designed to be challenging in order to drive performance without encouraging excessive risk-taking. Performance goals were set taking into consideration many factors, including prior-year results and the complex and volatile market conditions resulting from the COVID pandemic. The Digital Revenue performance goal range represented an increase of 28% to 42% compared to actual results during the same period of fiscal 2020 ("Prior Year 1H"); the SG&A performance goal represented a decrease in spending of 6% to 12% compared to Prior Year 1H; and the Inventory Units

35 NIKE, INC.

performance goal range represented a decrease in inventory levels of 1% to 15% compared to Prior Year 1H, reflecting our drive to quickly clear excess inventory accumulated due to COVID and return to healthy inventory levels. Earnout levels were established based on the number of 1H performance goals achieved or exceeded. Certain achievements corresponded to an earnout range rather than a fixed earnout percentage, with the final 1H earnout to be determined within the designated range, if applicable, based on the quality of the Company's 1H performance. The 1H performance goals and earnout levels were as follows:
(1)1H revenue generated through sales of Nike Brand and Jordan Brand products on NIKE digital platforms.
(2)1H selling, general, and administrative expenses, excluding the impact of non-operational events including acquisitions, divestitures, restructurings, and unanticipated foreign exchange volatility.
(3)Units of Nike Brand and Jordan Brand product at Company distribution centers or Company-owned stores, or in transit to Company distribution centers, as of November 30, 2020.
The Compensation Committee maintained the same nimble and targeted approach to goal-setting for the second six-month performance period ("2H"), which covered December 2020 through May 2021. 2H metrics, and corresponding performance goals, were established in November 2020 with a focus on driving strategic priorities and sustainable profitability and continuing to manage the pandemic's impact. We eliminated Inventory Units as a 2H metric due to 1H improvements in inventory levels. We also re-introduced our historical Adjusted EBIT metric, because EBIT is a key measure used internally to manage financial performance and drive operational performance, and adjusting EBIT to exclude the impact of certain non-operational events helps to drive and reward organic growth. As a result, the 2H metrics consisted of: (1) Digital Revenue of Nike Brand, Jordan Brand, and Converse products, to support continued digital growth in connection with our ongoing Consumer Direct Acceleration strategy; (2) SG&A, to encourage continued tight management of discretionary expenses; and (3) Adjusted EBIT, to drive sustainable, profitable growth.
Like the 1H goals, the performance goal for each 2H metric was set as a range designed to be appropriately challenging in light of factors including prior year results and the uncertainty surrounding evolving market conditions. The Digital Revenue performance goal represented an increase of 25% to 45% compared to actual results during the same period of fiscal 2020 ("Prior Year 2H"); the SG&A performance goal represented an increase of 5% to a decrease of 1% compared to Prior Year 2H, reflecting a balance between tight cost management and strategic investment in our business; and the Adjusted EBIT performance goal range represented a decrease of 2% to an increase of 17% compared to actual results during the same period of fiscal 2019 ("FY19 2H"), reflecting a return to pre-COVID levels of achievement and growth. The same earnout levels were established based on the number of 2H performance goals achieved or exceeded (and if applicable, the final 2H earnout would again be determined within the designated earnout range based on the quality of the Company's 2H performance). The 2H performance goals and earnout levels were as follows:

2021 PROXY STATEMENT 36

(1)2H revenue generated through sales of Nike Brand, Jordan Brand, and Converse products on NIKE digital platforms.
(2)2H selling, general, and administrative expenses, excluding the impact of non-operational events including acquisitions, divestitures, restructurings, and unanticipated foreign exchange volatility.
(3)2H earnings before interest and taxes, excluding the impact of non-operational events including acquisitions, divestitures, restructurings, and unanticipated foreign exchange volatility.
ANNUAL CASH INCENTIVE RESULTS
For 1H, our actual Digital Revenue was $4.3 billion, SG&A (adjusted to exclude the impact of one-time charges related to acquisitions, divestitures, and restructurings, and the impact of unanticipated foreign exchange volatility) was $6.0 billion, and Inventory Units were 399 million units. This resulted in the Company achieving target performance for two of the 1H metrics and above-target performance for the third 1H metric, which corresponded to a 1H earnout range of 100% – 150%. The Compensation Committee then considered the quality of the Company's 1H performance, specifically: Digital Revenue results exceeded 125% of the upper limit of the performance goal range, reflecting strong increases in digital sales across all geographies; SG&A results equaled the upper limit of the performance goal range even as we continued investing in digital capabilities to support our Consumer Direct Acceleration strategy; and Company 1H revenues exceeded internal budget. Based on these factors, the committee set the 1H earnout at 120%.
For 2H, our actual Digital Revenue was $4.8 billion, SG&A (adjusted to exclude the impact of one-time charges related to acquisitions, divestitures, and restructurings, and the impact of unanticipated foreign exchange volatility) was $6.6 billion, and Adjusted EBIT (adjusted to exclude the impact of one-time charges related to acquisitions, divestitures, and restructurings, and the impact of unanticipated foreign exchange volatility) was $3.6 billion. This resulted in the Company achieving target performance for two of the 2H metrics and above-target performance for the third 2H metric, which corresponded to a 2H earnout range of 100% – 150%. The Compensation Committee then considered the quality of the Company's 2H performance, specifically: Digital Revenue results were at the upper limit of the performance goal range, with continued momentum across all geographies; SG&A results were at the middle of the performance goal range, reflecting both tight management of discretionary costs and prioritization of strategic investments; and Adjusted EBIT results were 120% of the upper limit of the performance goal range due to strong revenue growth and margin expansion. Based on these factors, the committee set the 2H earnout at 120%.
The two equally-weighted performance period earnouts were averaged together to calculate a fiscal 2021 earnout of 120%. The Compensation Committee then considered the Company's strong fiscal 2021 revenue performance of $44.5 billion, which exceeded budget by approximately 4%. In support of our one-team culture and historical practice of aligning annual incentive payouts for all eligible employees, the committee also considered that the payout for the fiscal 2021 annual bonus for employees below the executive officer level—which used a similar structure, metrics, and performance goals—was 120%. Based on these factors, and as illustrated in the graphic below, the Compensation Committee determined a fiscal 2021 annual cash incentive payout of 120% for each of the NEOs.

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FISCAL 2022 ANNUAL CASH INCENTIVE AWARDS
In June 2021, the Compensation Committee decided to begin transitioning annual cash incentive awards back to our historical structure. Accordingly, fiscal 2022 awards to the Named Executive Officers will be paid under the PSP. They will be earned between 0% and 150% of target based on achievement of multiple, equally-weighted metrics selected to support our strategic priorities and drive sustainable, profitable growth. The Compensation Committee set one-year target, threshold, and maximum performance goals for each metric, and the earnout for achievement between these goals will be calculated by linear interpolation. This structure, including the metrics and goals, is consistent with the structure underlying fiscal 2022 annual incentive bonuses for eligible employees below the executive officer level, reinforcing our one-team culture.
LONG-TERM CASH INCENTIVE
Long-term cash incentive awards are paid to the Named Executive Officers under our Long-Term Incentive Plan ("LTIP"). Like our annual cash incentive awards, LTIP awards reflect our "pay for performance" philosophy: they are earned between 0% and 200% of target based on Company performance during a three-year performance period. The Compensation Committee retains discretion to adjust LTIP award payouts based on individual or Company performance.
At the beginning of each fiscal year, the Compensation Committee sets target award amounts for our executive officers, selects the LTIP award metric, and determines the performance goal. The Compensation Committee then determines the applicable payout percentage at the end of the three-year performance period.

2021 PROXY STATEMENT 38

FISCAL 2021 – 2023 LTIP AWARD GRANTS
In response to the continuing uncertainty and financial impact of COVID, the Compensation Committee determined not to increase the LTIP target award for any NEO for fiscal 2021. Furthermore, the Compensation Committee did not grant an LTIP award to Mr. Parker in fiscal 2021 in light of the change in his responsibilities following his appointment as Executive Chairman and the retention strength of his outstanding LTIP awards. Therefore, the fiscal 2021 – 2023 LTIP target awards were:

NAMED EXECUTIVE OFFICER	FISCAL 2021 – 2023 LTIP TARGET AWARD
John Donahoe II	$5,000,000
Mark Parker	—
Matthew Friend	$1,000,000
Andrew Campion	$1,000,000
Heidi O'Neill	$1,000,000
In June 2020, the Compensation Committee selected as the metric for the fiscal 2021 – 2023 LTIP awards the Company's total shareholder return ("Absolute TSR") for fiscal 2021 – 2023 relative to total shareholder return over the same period for the other companies in the S&P 500 ("Relative TSR"), as shown in the table below:
FISCAL 2021 – 2023 PERFORMANCE GOAL

% PAYOUT	THRESHOLD 25%	TARGET 100%	MAXIMUM 200%
Relative TSR[1]
(1)Relative TSR for fiscal years 2021, 2022, and 2023, calculated using the 20-trading day average stock price and assuming that dividends paid during the performance period are reinvested in the applicable company’s stock.
LTIP awards will pay out at 100% of target if the Company's Relative TSR for the performance period is at the 55th percentile, and will pay out at 0% if the Company's Relative TSR for the performance period is below the 25th percentile. LTIP award payout based on Relative TSR performance is subject to a cap of 100% of target if Absolute TSR for the performance period is negative. The Compensation Committee selected three-year Relative TSR as the performance metric because it is an objective and transparent measure of long-term shareholder value, especially in the context of a volatile market. Furthermore, the cap on payout if Absolute TSR is negative incentivizes NEOs to pursue long-term growth.
The fiscal 2021 – 2023 LTIP awards also contain a "People & Planet" modifier designed to support our commitment to our Purpose Offense, which is a key component of our long-term strategy. If Relative TSR meets or exceeds the threshold performance goal, the "People & Planet" modifier permits the Compensation Committee to increase the award payout by up to 25 percentage points (subject to both the 200% maximum earnout and the 100% Absolute TSR cap) based on a holistic assessment of the Company's performance with respect to employee engagement and inclusion, leadership diversity, and sustainability. Structuring the modifier as a holistic assessment ensures that the final payout comprehensively balances these broad and disparate issues and appropriately reflects the spirit of our Purpose Offense. In determining the "People & Planet" modifier for fiscal 2021 – 2023 LTIP awards, the Compensation Committee will consider the Company's progress towards achieving certain of the five-year Purpose goals described in our 2020 Impact Report, including goals regarding increasing representation of women in our global corporate workforce and leadership positions; increasing representation of U.S. racial and ethnic minorities in our U.S. corporate workforce and at the Director level and above; employee feedback with respect to engagement and inclusion; foundational expectations related to responsible manufacturing in our supply chain; and operating more sustainably with respect to carbon, waste, water, and chemistry.
FISCAL 2019 – 2021 LTIP AWARD RESULTS
For fiscal 2021, the Named Executive Officers were eligible to receive payout of their fiscal 2019 – 2021 LTIP awards. In June 2018, the Compensation Committee set three-year cumulative performance targets for two equally-weighted metrics: revenues and diluted earnings per share ("EPS"), in each case excluding generally the effect of acquisitions, divestitures, accounting changes, changes in tax law, and other extraordinary, unusual, or infrequently occurring items (respectively, "Adjusted Revenue" and "Adjusted EPS"). In June 2021, the Compensation Committee determined that a payout of 90% under these awards was earned by each NEO based on the average of the cumulative Adjusted Revenue and cumulative Adjusted EPS achievements as shown in the table below.

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FISCAL 2019 – 2021 PERFORMANCE GOALS
(Dollars in millions, except per share data)

% PAYOUT	THRESHOLD 50%	TARGET 100%	MAXIMUM 200%
Adjusted Revenue[1]				TOTAL PAYOUT: 90%
Adjusted EPS[1]
(1)Cumulative Adjusted Revenue and cumulative Adjusted EPS for fiscal years 2019, 2020, and 2021.
LONG-TERM STOCK INCENTIVE
Stock-based incentive awards reward long-term Company performance and align executives' interests with those of our shareholders. Such awards form the largest component of our Named Executive Officers' annual direct compensation, constituting 49% of fiscal 2021 total target compensation for Mr. Donahoe (51% on average for our other NEOs) and 64% of fiscal 2021 total long-term incentive compensation for Mr. Donahoe (81% on average for our other NEOs). We grant stock-based incentive awards under our Stock Incentive Plan in the form of stock options and RSUs. The Compensation Committee determines awards as dollar values, and generally grants the stock portion of incentive compensation 60% in the form of stock options and 40% in the form of RSUs.
In response to the continuing uncertainty and financial impact of COVID, the Compensation Committee determined not to increase the value of fiscal 2021 stock-based incentive awards from fiscal 2020 values for any executive officer cohort. As a result, the award values for each of Messrs. Donahoe and Campion remained unchanged from fiscal 2020. Consistent with our cohort approach to compensation, Mr. Friend and Ms. O'Neill each received stock-based incentive awards equal in value to Mr. Campion's awards. While the cohort award value remained flat year-over-year, this represented an increase for each of Mr. Friend and Ms. O'Neill, whose fiscal 2020 award values were set by the Company before they became executive officers in April 2020. Finally, in light of the change in Mr. Parker's responsibilities following his appointment as Executive Chairman and the retention strength of his outstanding stock awards, the Compensation Committee determined to eliminate the RSU component of Mr. Parker's fiscal 2021 stock-based incentive award and maintain the stock option component at the same value as his fiscal 2020 award. Therefore, the fiscal 2021 stock-based incentive awards for our NEOs were:

NAMED EXECUTIVE OFFICER	STOCK OPTIONS	RSUs	TOTAL FISCAL 2021 STOCK-BASED INCENTIVE AWARDS
John Donahoe II	$5,400,000	$3,600,000	$9,000,000
Mark Parker	$6,000,000	—	$6,000,000
Matthew Friend	$1,740,000	$1,160,000	$2,900,000
Andrew Campion	$1,740,000	$1,160,000	$2,900,000
Heidi O'Neill	$1,740,000	$1,160,000	$2,900,000
STOCK OPTIONS
Stock options align our Named Executive Officers' interests with those of our shareholders by rewarding the achievement of upside potential, and they reflect our "pay for performance" philosophy because they provide value to the NEOs only if the price of our Class B Stock appreciates.
The number of stock options granted to each NEO for fiscal 2021 was determined by dividing the NEO's award value by the Black-Scholes value (calculated based on a twenty-day average stock price and the available five-year and seven-year interest rates) of a stock option on the date of grant. Options granted to the Named Executive Officers vest in equal annual installments over four years and have an exercise price equal to the closing market price of our stock on the date of grant. To promote retention, stock options generally provide that if a Named Executive Officer leaves the Company, they forfeit any unvested stock options. Forfeiture is subject to a limited retirement provision designed to encourage executives to delay retirement and partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (each as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").

2021 PROXY STATEMENT 40

RSU AWARDS
RSUs align our Named Executive Officers' interests with those of our shareholders by rewarding the achievement of long-term value creation, and they reflect our "pay for performance" philosophy because their value is directly tied to our Class B Stock price.
The number of RSUs granted to each NEO for fiscal 2021 was determined by dividing the NEO's award value by the average closing price of our Class B Stock for the 20-trading day period ending on the date of grant. RSUs granted to the Named Executive Officers as part of our stock-based incentive award vest in equal annual installments over three years and accumulate dividend equivalents that are paid only upon vesting. To promote retention, RSU awards generally provide that any unvested RSUs are forfeited if the Named Executive Officer leaves the Company. Forfeiture is subject to partial accelerated vesting upon termination of employment in connection with a divestiture or reduction in force (as described in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control").
FISCAL 2022 LONG-TERM INCENTIVE COMPENSATION CHANGES
Historically, we have structured our long-term incentive compensation to include a mix of cash-based awards (consisting of awards under our LTIP) and stock-based awards (consisting of stock options and RSUs under our Stock Incentive Plan). After considering shareholder feedback, including feedback received during our extensive shareholder engagement, and evolving market practice, the Compensation Committee determined to replace cash-based long-term incentive awards with performance-based restricted stock units (“PSUs”) beginning in fiscal 2022. Like the historical cash LTIP awards, PSUs will be earned between 0% and 200% of target based on Company performance during a three-year performance period. The fiscal 2022 – 2024 PSU awards also contain a "People & Planet" modifier, which is the same as the 2021 – 2023 LTIP award modifier except that it permits the PSU award earnout to be either increased or decreased by up to 20 percentage points. The Compensation Committee believes that this shift to PSUs reflects our "pay for performance" philosophy, because the number of PSUs earned will be determined by long-term Company performance and the value of the awards upon vesting will be directly tied to our Class B Stock price.
FISCAL 2020 LEADERSHIP TRANSITION AWARDS
During fiscal 2020, we made changes to our executive team which impacted each of our fiscal 2021 Named Executive Officers. These changes included our CEO transition, through which Mr. Donahoe was appointed President and CEO and Mr. Parker became Executive Chairman. In addition, Mr. Campion transitioned from being CFO to COO, Mr. Friend succeeded Mr. Campion as CFO, and Ms. O'Neill became President of Consumer and Marketplace. In connection with these leadership transitions, and as previously disclosed in last year's proxy statement, in fiscal 2020 the Compensation Committee approved special transition-related awards to be granted or earned during fiscal 2021. These awards are described below.
TRANSITION-PERIOD CASH INCENTIVE AWARDS
In fiscal 2020, the Compensation Committee granted each of Messrs. Donahoe and Parker a transition-period cash incentive award with a value of $10,000,000 designed to support a smooth and effective CEO transition. The awards were subject to the achievement of the following transition-related performance goals over the performance period of January 13, 2020 to May 31, 2021:

PERFORMANCE GOALS
People & Culture	Continue progress with respect to DE&I and employee engagement
Leadership & Continuity	Transition leadership while minimizing business disruption and maintaining senior leadership continuity
Expertise	JOHN DONAHOE II	MARK PARKER
	Accelerate digital transformation and develop enterprise-wide technology strategy	Advise on matters relating to product, including innovation, design, and marketing
Shared Engagement	Work together to ensure clarity of responsibilities, expectations, and decision-making

To assess the performance of each of Messrs. Donahoe and Parker with respect to these goals, the Compensation Committee considered input from a variety of sources, including feedback from the Board, the executive team, and Messrs. Donahoe and Parker. Board feedback was obtained through a detailed survey provided to each member of the Board other than Messrs. Donahoe and Parker. Feedback from the executive team was obtained through confidential interviews with a third-party consultant. Feedback from Messrs. Donahoe and Parker themselves was obtained through their annual self-assessments.
In determining achievement of the transition-related performance goals, the Compensation Committee specifically considered the following:

41 NIKE, INC.

PERFORMANCE GOALS	SELECT ACHIEVEMENTS
People & Culture
•Extended progress with respect to DE&I throughout the transition period, including:
◦Continued improvement in representation of women in our global workforce, including a 2% increase at both the Director and above and VP levels during calendar year 2020
◦Continued improvement in representation of racial and ethnic minorities in our U.S. workforce, including a 2% increase at the Director and above level and 8% increase at the VP level during calendar year 2020
•Despite the impact of the COVID pandemic, employee engagement remained steady throughout the transition period, as reflected in our 2021 employee Engagement Survey; our Engagement Index score of 80% represented a 1 percentage point year-over-year decline, and our Inclusion Index score of 79% (excluding new questions that were not comparable to the prior year index) represented a 2 percentage point year-over-year improvement
•Supported employee physical and mental well-being throughout the COVID pandemic, including by providing pay continuity, enhancing mental health offerings, expanding leave policies, supporting work-from-home whenever possible, and instituting protective measures for when remote work is not possible

Leadership & Continuity
•Launched the Consumer Direct Acceleration to accelerate and empower NIKE's strategy of unlocking long-term growth and profitability through deep, direct consumer relationships
•Sustained strong business performance and momentum despite COVID-related challenges, including achieving above-budget fiscal 2021 revenues of $44.5 billion
•Executive team feedback described strong, clear leadership throughout the transition period
•Board feedback emphasized that strong Company performance during the transition period reflected the effectiveness of the transition

Expertise	JOHN DONAHOE II	MARK PARKER
•Achieved digital sales of 30% as percentage of total sales mix approximately 3 years faster than target
•Accelerated digital fulfillment capacity by 3-4x in North America and EMEA since the beginning of the COVID pandemic
•Increased active and buying member growth and digital engagement
•Expanded online-to-offline offerings by scaling existing capabilities and activating new capabilities

•Product innovation pipeline remained robust and cadence of innovation launches remained stable throughout transition despite COVID-related challenges
•Increased investment in innovation focused on driving more inclusive and sustainable innovation, as well as unlocking growth potential in Women's segment

Shared Engagement
•Executive team feedback described clarity regarding CEO and Executive Chair roles, including with respect to authority, responsibilities, goals, and decision-making
•Board feedback unanimously described a collaborative partnership that enabled a seamless transition
•Board reported that the management of the transition exceeded expectations despite the unprecedented challenges presented by the COVID pandemic

Based on a holistic assessment of the collected feedback, including the specific achievements noted above, the Compensation Committee determined that each of Messrs. Donahoe and Parker satisfied the applicable performance goals and earned his transition-period cash incentive award.
STOCK-BASED TRANSITION AWARDS
In fiscal 2020, the Compensation Committee approved stock-based transition awards to Messrs. Campion and Friend and Ms. O'Neill in the amounts of $10,000,000, $6,000,000, and $6,000,000, respectively. In determining the size of the awards, the Compensation Committee considered the increased responsibilities of the NEOs in their new roles, particularly in connection with the launch of the Consumer Direct Acceleration and Company reorganization during fiscal 2021; the need to support business and leadership continuity during this transitional period; and the fact that we operate in a highly competitive talent marketplace and these individuals are particularly recruitable. The transition awards are in the form of RSUs that vest in equal annual installments over four years and accumulate dividend equivalents that are paid only upon vesting. The Compensation Committee granted the awards in the form of time-vesting stock awards because time-vesting awards are best structured to support the goal of retaining the leadership team during a key transitional period while also tying the ultimate value of the awards to performance of our Class B Stock price. Although approved in fiscal 2020, the transition awards were granted on June 1, 2020 and therefore are reflected in this year's Summary Compensation Table.
OTHER COMPENSATION
PROFIT SHARING AND RETIREMENT PLANS
We maintain a U.S. tax qualified retirement savings plan—the 401(k) Savings and Profit Sharing Plan for Employees of NIKE, Inc. (the "401(k) Plan")—under which all eligible U.S. employees, including the Named Executive Officers, are able to make pre-tax and after-tax contributions from their cash compensation. We make annual matching contributions for all participants equal to 100% of their pre-tax contributions up to 5% of their total eligible compensation.

2021 PROXY STATEMENT 42

We also generally make annual profit sharing contributions to the accounts of eligible U.S. employees, including the Named Executive Officers, under the 401(k) Plan. The aggregate profit sharing contribution amount, if any, is determined each year by the Board of Directors. This aggregate contribution is allocated among eligible employees based on an equal percentage of their total salary and annual cash incentive award for the year. For fiscal 2021, the profit sharing contribution percentage for each eligible employee was 0%.
The Internal Revenue Code limits the amount of compensation that can be deferred under the 401(k) Plan, and also limits the amount of salary and annual cash incentive award ($285,000 for fiscal 2021) that may be taken into account when determining contributions under that plan. Accordingly, we provide our Named Executive Officers and other highly compensated employees with the opportunity to defer their compensation, including amounts in excess of the tax law limit, under our nonqualified Deferred Compensation Plan. We also make profit sharing contributions under the Deferred Compensation Plan with respect to salary and annual cash incentive award of any eligible employee that exceeds the tax law limit, and for fiscal 2021 these contributions were equal to 0% of the total salary and annual cash incentive award of each Named Executive Officer in excess of $285,000. These contributions under the Deferred Compensation Plan allow our Named Executive Officers and other highly compensated employees to receive profit sharing contributions in the same percentage as our other employees. We do not match deferrals to the Deferred Compensation Plan. Balances in the Deferred Compensation Plan, including the balances of the Named Executive Officers, are unsecured and at-risk, meaning that the balances may be forfeited in the event of the Company’s financial distress, such as bankruptcy. Fiscal 2021 matching and profit sharing contributions to the Named Executive Officers under the qualified and nonqualified plans are included in the All Other Compensation column in the Summary Compensation Table on page 47.
EMPLOYEE STOCK PURCHASE PLAN
Our Employee Stock Purchase Plan allows eligible employees in the United States and in many countries outside of the United States, including the Named Executive Officers, to purchase Class B Stock through payroll deductions at a 15% discount to the market price on the first or last trading day of the six-month purchase period, depending on which day the stock price was lower. In fiscal 2021, all of our Named Executive Officers participated in our Employee Stock Purchase Plan, with the exception of Messrs. Donahoe and Parker.
PERQUISITES AND OTHER BENEFITS
Our executive compensation program includes limited perquisites and other personal benefits for our Named Executive Officers, which generally consist of home security and financial planning services. In addition, our CEO and Executive Chairman are entitled to limited personal use of Company aircraft, primarily pursuant to time sharing agreements, which is intended to increase the security, availability, and productivity of these individuals, and enhanced charitable gift matching under our Employee Matching Gift Program, with an annual executive contribution limit of $1,000,000 and Company matching on a 4:1 basis. Finally, given the nature of our business, from time to time certain Company employees, including certain executive officers, may receive Company product, event tickets, or travel benefits that are not generally offered to all employees. We do not provide any tax gross-ups on perquisites to our executive officers. Greater detail about the perquisites and personal benefits provided to our Named Executive Officers in fiscal 2021 is provided in the footnotes to the Summary Compensation Table on page 47.
NON-COMPETITION AGREEMENTS
In exchange for non-competition agreements from each of our Named Executive Officers, we have agreed to provide monthly payments during the non-compete period following termination of employment, as described in the section below titled "Executive Compensation Tables—Potential Payments upon Termination or Change-in-Control". We believe that it is appropriate to compensate individuals to refrain from working with competitors following termination, and that compensation enhances the enforceability of such agreements.
LETTER AGREEMENTS
In connection with the CEO transition in fiscal 2020, we entered into letter agreements with each of Messrs. Donahoe and Parker. Other than these two letter agreements, we do not have employment contracts with any of our executive officers.
Mr. Donahoe's letter agreement sets forth the terms of his target annual direct compensation—consisting of a base salary of $1,500,000, a PSP target award of $3,000,000, and a long-term incentive target award of $14,000,000 in the forms and on the terms determined by the Compensation Committee from time to time—and his enhanced charitable gift matching under our Employee Matching Gift Program as described in the section above titled "Perquisites and Other Benefits". Mr. Donahoe's letter agreement also provides for the transition-period cash incentive award described in the section above titled "Fiscal 2020 Leadership Transition Awards—Transition-Period Cash Incentive Awards".
Mr. Parker's letter agreement provides for the transition-period cash incentive award described in the section above titled "Fiscal 2020 Leadership Transition Awards—Transition-Period Cash Incentive Awards" and the enhanced charitable gift matching under our Employee Matching Gift Program as described in the section above titled "Perquisites and Other Benefits".

43 NIKE, INC.

OUR COMPENSATION PROCESS
COMPENSATION COMMITTEE
The Compensation Committee oversees our executive compensation program, including determining the value and composition of the compensation package for each of our executive officers and setting annual performance goals for the CEO. In addition to any special actions the Compensation Committee may take throughout the year, the committee generally acts with respect to compensation for our Named Executive Officers during the fiscal year as follows:

Q1
Finalize payouts for completed incentive awards
Review executive officer performance
Set CEO performance goals
Set salaries, PSP and LTIP targets, and stock award grants for executive officers
Set PSP and LTIP metrics and goals
Q2
Review and update peer group for upcoming fiscal year (generally every other year)
Q3
Review and update executive compensation plan design and policies
Q4
Review Company performance

PEER GROUP
Given the competitive market for top-tier talent, the Compensation Committee uses a peer group (consisting of companies with similar revenue size, market capitalization, brand value, products, or markets, or with which we compete for executive talent) to provide a reference for assessing executive compensation levels and practices. Based on the criteria, we determined that for purposes of setting fiscal 2021 executive compensation, our peer group should be refined to include American Express, Best Buy, and Oracle, and to remove FedEx and Macy's. Our revised peer group consists of the following companies:

American Express Company	Kellogg Company	Pepsico, Inc.
Best Buy Company, Inc.	Kimberly-Clark Corporation	Procter & Gamble Company
The Coca-Cola Company	McDonald’s Corporation	Starbucks Corporation
Colgate-Palmolive Company	Microsoft Corporation	Target Corporation
Comcast Corporation	Mondelez International, Inc.	TJX Companies
The Gap, Inc.	Oracle Corporation	The Walt Disney Company
In addition to considering our peer group, the Compensation Committee also uses market survey data from third parties, including Aon, Willis Towers Watson, and Mercer, about a broader range of companies. The Compensation Committee generally does not set executive compensation at or near any particular percentile of peer group, or market, compensation. Instead, the committee considers compensation to be competitive if it is generally within a reasonable range of market median.

2021 PROXY STATEMENT 44

ROLE OF MANAGEMENT
The CEO makes compensation recommendations to, and participates in discussions with, the Compensation Committee regarding the compensation of each executive officer other than himself. In addition, our human resources staff regularly provides data, analysis, and recommendations to the committee regarding executive compensation.
The Compensation Committee meets regularly in executive session without the CEO or other management present to discuss our executive compensation program. Such executive sessions include discussions about, among other topics, the CEO's performance and compensation and the design and operation of our executive compensation plans.
ROLE OF COMPENSATION CONSULTANT
The Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist the committee in overseeing our executive compensation program. The Compensation Committee chose not to retain any such consultants in fiscal 2021. However, in connection with the committee's analysis and decision-making regarding the fiscal 2021 executive compensation program, the Compensation Committee supplemented peer group data with information from surveys and reports containing competitive market data from Aon, Willis Towers Watson, and Mercer, which are obtained by our human resources staff.
OTHER COMPENSATION PRACTICES
STOCK OWNERSHIP GUIDELINES
We maintain stock ownership guidelines for executive officers that are designed to further align the interests of our executive officers with those of our shareholders. Under the guidelines, for fiscal 2021 each executive officer was required to hold NIKE stock valued at the following multiple of their annual base salary:

POSITION	OWNERSHIP LEVEL
Chief Executive Officer		6X Base Salary
Other Named Executive Officers		3X Base Salary
Other Executive Officers		2X Base Salary
New officers are required to attain these ownership levels within five years of their appointment. As of May 31, 2021, the CEO, each other Named Executive Officer, and each of our other executive officers has met or is on track to meet the applicable ownership guideline within the requisite period.
In response to shareholder feedback received as part of our extensive shareholder engagement efforts, the Board revised the stock ownership guidelines for fiscal 2022 to require that the CEO hold NIKE stock valued at eight times base salary, and that each other executive officer hold NIKE stock valued at three times base salary. New officers are still required to attain these revised ownership levels within five years of their appointment. As of May 31, 2021, each of our executive officers, including each Named Executive Officer, has met or is on track to meet the applicable revised ownership guideline within the requisite period.
HEDGING AND PLEDGING
The Company’s Blackout and Pre-clearance Policy (which supplements our Insider Trading Policy) prohibits directors, executive officers, and other designated insiders (based on seniority and department) from engaging in transactions involving hedging, monetization or short sales of NIKE stock, including zero-cost collars and forward sale contracts. The policy also requires directors, executive officers, and designated insiders to obtain pre-approval from the Company’s Clearance Director before pledging NIKE stock. Before granting approval of any pledge, the Clearance Director considers the size of the pledge relative to the individual’s other holdings, both direct and indirect, and NIKE’s shares outstanding; the risk of foreclosure given the nature of the associated transaction; protections against the appearance of insider trading, including prohibitions on sales during trading black-outs; and the ability to timely report sales on Form 4.

45 NIKE, INC.

CHANGE-IN-CONTROL PROVISIONS
Neither PSP nor LTIP awards are subject to acceleration upon a change in control. Stock option, RSU, and restricted stock awards are subject only to "double-trigger" accelerated change-in-control vesting, meaning that vesting is accelerated only if there is a change in control of the Company, and within the following two years, either the acquiring entity fails to assume the awards or the employee’s employment is terminated by the acquirer without cause or by the employee for good reason. This double-trigger acceleration is intended to encourage executive retention through a period of uncertainty. The Compensation Committee believes that this approach will enhance shareholder value in the context of an acquisition and align executives' interests with those of investors. The effect of change-in-control transactions on stock-based awards is described further in the section below titled "Executive Compensation Tables—Potential Payments Upon Termination or Change-in-Control".
CLAWBACK
We maintain a clawback policy for the recoupment of incentive compensation. Under the clawback policy, an executive officer who is involved in wrongful conduct that results in a restatement of the Company’s financial statements must repay to the Company up to the full amount of any incentive compensation that was paid based on the financial statements that were subsequently restated. The clawback policy covers PSP awards, LTIP awards, stock-based awards (based on excess proceeds from pre-restatement sales of stock acquired pursuant to the stock-based awards), and profit sharing contributions to the Deferred Compensation Plan. In addition to the clawback policy, the PSP, LTIP and Stock Incentive Plan also specify that the Committee may apply further clawback requirements to awards through additional clawback policies or award agreement provisions, and that all awards are subject to clawback requirements under applicable law and regulation.
RISK ASSESSMENT
At the Compensation Committee’s request, in fiscal 2021, management prepared and discussed with the committee an assessment of potential risk associated with the Company’s compensation programs, including any risk that would be reasonably likely to have a material adverse effect on the Company. This included an assessment of risks associated with each element of employee compensation. The assessment considered certain design features of the compensation program that reduce the likelihood of excessive risk taking, such as reasonable performance targets, capped incentive compensation payouts, a balance of short- and long-term incentives, a balance of cash- and stock-based incentives, vesting of awards over time, and the potential for clawback of incentive compensation. In addition, for stock-based compensation, we have adopted stock ownership guidelines, provided for limited accelerated vesting of stock options and RSUs upon termination of employment, and provided for only double-trigger accelerated vesting of stock-based awards upon a change in control.
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a company can deduct in any one year for "covered employees". While the Compensation Committee seeks to preserve tax deductibility in developing and implementing our compensation program, the committee also believes that it is important to maintain flexibility in administering compensation programs in a manner designed to promote varying corporate goals and the interests of our shareholders. Accordingly, we have not adopted a policy that all compensation must qualify as deductible for tax purposes and retain the ability to provide compensation that may not qualify as deductible under Section 162(m).
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Members of the Compensation Committee:
•Timothy D. Cook, Chair
•Cathleen A. Benko
•Elizabeth J. Comstock

2021 PROXY STATEMENT 46

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning compensation for fiscal 2019-2021 paid to or earned by our Named Executive Officers.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS(1) ($)	STOCK AWARDS(2) ($)	OPTION AWARDS(3) ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4) ($)	ALL OTHER COMPENSATION(5) ($)	TOTAL ($)
John Donahoe II(6) President and Chief Executive Officer	2021	1,500,000	13,600,000	3,602,980	5,402,416	4,500,000	4,315,312	32,920,708
	2020	548,077	6,750,000	21,275,073	23,241,515	—	1,685,315	53,499,980

Matthew Friend(6) Executive Vice President and Chief Financial Officer	2021	875,000	1,260,000	7,161,045	1,740,792	900,000	14,250	11,951,087
	2020	659,092	1,576,800	400,057	661,621	—	14,000	3,311,570

Andrew Campion Chief Operating Officer	2021	1,100,000	1,584,000	11,161,060	1,740,792	900,000	14,250	16,500,102
	2020	1,092,308	2,070,000	1,160,023	1,606,771	—	9,375	5,938,477
	2019	1,038,461	—	1,150,073	1,395,200	1,266,925	32,049	4,882,708
Heidi O'Neill(6) President, Consumer and Marketplace	2021	1,100,000	1,584,000	7,161,045	1,740,792	900,000	14,250	12,500,087

Mark Parker Executive Chairman	2021	1,700,000	12,040,000	—	6,002,675	4,500,000	3,235,307	27,477,982
	2020	1,700,000	6,025,000	4,000,067	5,540,572	—	930,634	18,196,273
	2019	1,676,923	—	5,000,012	3,052,000	4,091,695	147,392	13,968,022
(1)For fiscal 2021, represents annual cash incentive awards which were paid at 120% of target to each executive officer. In light of the disruption and uncertainty caused by the ongoing COVID pandemic, the Compensation Committee structured these awards as cash bonuses to provide flexibility to challenge and motivate executives as the Company moved from the volatility created by the COVID pandemic through a period of recovery and into a period of continued growth, as described above under "Compensation of our Named Executive Officers—Annual Cash Incentive". For Mr. Donahoe and Mr. Parker, fiscal 2021 amounts also include the transition-period cash incentive awards. For fiscal 2020, represents discretionary cash bonuses awarded to executive officers to approximate the short- and long-term cash incentive payouts received by non-executive officers.
(2)Represents the grant date fair value of RSU awards and restricted stock granted in the applicable fiscal year computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value is based on the closing market price of our Class B Stock on the grant date.
(3)Represents the grant date fair value of options granted in the applicable fiscal year computed in accordance with accounting guidance applicable to stock-based compensation. The grant date fair value of the options was estimated using the Black-Scholes option pricing model. The assumptions made in determining the grant date fair values of options under applicable accounting guidance are disclosed in Note 11 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2021.
(4)Non-Equity Incentive Plan Compensation consists of the following:

NAME	FISCAL YEAR	ANNUAL INCENTIVE COMPENSATION(a) ($)	LONG-TERM INCENTIVE COMPENSATION(b) ($)	TOTAL ($)
John Donahoe II	2021	—	4,500,000	4,500,000
	2020	—	—	—
Matthew Friend	2021	—	900,000	900,000
	2020	—	—	—
Andrew Campion	2021	—	900,000	900,000
	2020	—	—	—
	2019	1,266,925	—	1,266,925
Heidi O'Neill	2021	—	900,000	900,000
Mark Parker	2021	—	4,500,000	4,500,000
	2020	—	—	—
	2019	4,091,695	—	4,091,695
(a)Amounts shown were earned for performance in the applicable fiscal year under our Executive Performance Sharing Plan.
(b)Amounts shown were earned for performance during the three-year period ending with the applicable fiscal year under our Long-Term Incentive Plan.
(5)For fiscal 2021, includes Company matching contributions to the 401(k) Plan in the amount of $14,250 for each of the Named Executive Officers. The amount for Mr. Donahoe also includes $4,290,000 in charitable matching contributions made by the Company, in addition to Company-related merchandise and wellness-related products. The amount for Mr. Parker also includes $3,200,000 in charitable matching contributions made by the Company, as well as Company-related merchandise, and daily residential security, including monitoring and patrols provided by the Company. The amount for Mr. Donahoe also includes $9,057 in aggregate incremental cost to the Company for personal use of the Company’s aircraft. The aggregate

47 NIKE, INC.

incremental cost is determined based on the variable operating cost to the Company, including the cost of fuel, maintenance, crew travel expenses, landing fees, parking fees, in-flight food and beverage, and other smaller variable costs associated with each flight. The amounts for Mr. Donahoe and Mr. Parker exclude the aggregate incremental cost to the Company for personal use of the Company’s aircraft for which Mr. Donahoe or Mr. Parker, as applicable, reimbursed the Company in accordance with a time sharing agreement and as allowed under Federal Aviation Regulation 91.501(c) and (d).
(6)Because Mr. Donahoe and Mr. Friend were Named Executive Officers for only fiscal 2021 and 2020, and Ms. O'Neill for only fiscal 2021, no disclosure is included as to Mr. Donahoe or Mr. Friend for fiscal 2019, or as to Ms. O'Neill for fiscal 2020 and fiscal 2019.
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021
The following table sets forth information concerning the performance-based annual cash incentive opportunities, performance-based long-term cash incentive opportunities, and RSU awards and stock options granted to the Named Executive Officers in fiscal 2021.

		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS						ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS(4)
		THRESHOLD		TARGET		MAXIMUM
NAME	GRANT DATE	($)		($)		($)		(#)	(#)	($/SH)	($)
John Donahoe II	6/17/2020	1,250,000	(1)	5,000,000	(1)	10,000,000	(1)
	8/1/2020							36,912			3,602,980
	8/1/2020								239,575	97.61	5,402,416
Matthew Friend	6/17/2020	250,000	(1)	1,000,000	(1)	2,000,000	(1)
	6/1/2020							60,278			6,000,072
	8/1/2020							11,894			1,160,973
	8/1/2020								77,197	97.61	1,740,792
Andrew Campion	6/17/2020	250,000	(1)	1,000,000	(1)	2,000,000	(1)
	6/1/2020							100,463			10,000,087
	8/1/2020							11,894			1,160,973
	8/1/2020								77,197	97.61	1,740,792
Heidi O'Neill	6/17/2020	250,000	(1)	1,000,000	(1)	2,000,000	(1)
	6/1/2020							60,278			6,000,072
	8/1/2020							11,894			1,160,973
	8/1/2020								77,197	97.61	1,740,792
Mark Parker	6/17/2020	—	(1)	—	(1)	—	(1)
	8/1/2020							—			—
	8/1/2020								266,194	97.61	6,002,675
(1)These amounts represent the potential performance-based long-term cash incentive awards payable for performance during the three-year period consisting of fiscal 2021-2023 under our LTIP. Under this plan, the Compensation Committee approved target awards for the performance period and also established performance targets based on the Company's total shareholder return ("Absolute TSR") for fiscal 2021-2023 relative to the total shareholder return over the same period for other companies in the S&P 500 ("Relative TSR"). This payout is subject to a cap of 100% of the target award if Absolute TSR for the performance period is negative. To earn the 25% threshold payout level, 100% target payout level, or 200% maximum payout level, the Company's fiscal 2021-2023 Relative TSR must be at the 25th percentile, 55th percentile, or 85th percentile, respectively. If Relative TSR is at or above the threshold performance target, the Committee may adjust the payout upwards by up to 25 percentage points based on a holistic assessment of the Company's performance during the performance period with respect to employee engagement and inclusion, representation of diverse individuals in leadership positions, and sustainability. Fiscal 2021-2023 LTIP awards will be paid in August 2023, provided that the participant is employed by the Company on the last day of the performance period.
(2)Amounts awarded on June 1, 2020 represent grants of RSUs under the Stock Incentive Plan which vest in four equal installments on the first four anniversaries of the grant date. Amounts awarded on August 1, 2020 represent grants of RSUs under the Stock Incentive Plan which vest in three equal installments on the first three anniversaries of the grant date. Vesting will be accelerated in certain circumstances as described in the section "Potential Payouts Upon Termination or Change-in-Control". The RSUs accumulate cash dividend equivalents that are only paid upon vesting.
(3)Amounts reported in this column represent stock options granted under the Stock Incentive Plan which become exercisable in four equal installments on the first four anniversaries of the grant date. Options become exercisable in certain circumstances as described in the section "Potential Payouts Upon Termination or Change-in-Control". Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's termination of employment.
(4)For stock awards, represents the value of RSUs based on the closing market price of our Class B Stock on the grant date. For option awards, represents the grant date fair value of stock options granted based on a value of $22.55 per share, calculated using the Black-Scholes option pricing model. These are the same values for the equity awards under accounting guidance applicable to stock-based compensation. The assumptions made in determining option values are disclosed in Note 11 to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2021.

2021 PROXY STATEMENT 48

OUTSTANDING EQUITY AWARDS AT MAY 31, 2021
The following table sets forth information concerning outstanding stock options and RSUs held by the Named Executive Officers at May 31, 2021.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISABLE OPTIONS (#)(1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
John Donahoe II	59,211	177,632	(2)	102.1600	1/13/2030
	255,849	511,695	(3)	102.1600	1/13/2030
	—	239,575	(4)	97.6100	8/1/2030	174,603	(8)	23,826,325
Matthew Friend	43,000	—		56.4000	7/17/2025
	23,000	—		57.8700	7/15/2026
	22,500	7,500	(5)	59.1000	7/20/2027
	17,500	17,500	(6)	77.5400	8/1/2028
	9,024	27,071	(7)	83.1200	8/1/2029
	—	77,197	(4)	97.6100	8/1/2030	89,914	(9)	12,269,664
Andrew Campion	75,000	—		57.8700	7/15/2026
	56,250	18,750	(5)	59.1000	7/20/2027
	40,000	40,000	(6)	77.5400	8/1/2028
	21,915	65,743	(7)	83.1200	8/1/2029
	—	77,197	(4)	97.6100	8/1/2030	126,604	(10)	17,276,382
Heidi O'Neill	—	7,500	(5)	59.1000	7/20/2027
	25,000	25,000	(6)	77.5400	8/1/2028
	15,340	46,020	(7)	83.1200	8/1/2029
	—	77,197	(4)	97.6100	8/1/2030	124,985	(11)	17,055,453
Mark Parker	660,000	—		23.2700	7/20/2022
	330,000	—		31.6750	7/19/2023
	330,000	—		38.7600	7/18/2024
	330,000	—		56.4000	7/17/2025
	165,000	—		57.8700	7/15/2026
	123,750	41,250	(5)	59.1000	7/20/2027
	87,500	87,500	(6)	77.5400	8/1/2028
	75,567	226,701	(7)	83.1200	8/1/2029
	—	266,194	(4)	97.6100	8/1/2030	53,576	(12)	7,310,981
(1)Stock options generally become exercisable in four equal installments on each of the first four anniversaries of the grant date.
(2)33.3% will vest on January 13, 2022, 33.3% will vest on January 13, 2023, and 33.3% will vest on January 13, 2024.
(3)Represents sign-on performance stock options scheduled to vest in three equal installments on each of the first three anniversaries of the grant date, subject to satisfaction of a performance condition based on a 20% increase in the value of our Class B Stock from the value on the grant date (based on a 30-trading day average closing price divided by the closing price of a share on the grant date). The performance condition was satisfied in fiscal 2021. 50% will vest on January 13, 2022 and 50% will vest on January 13, 2023.
(4)25% of these options vested on August 1, 2021, 25% will vest on August 1, 2022, 25% will vest on August 1, 2023, and 25% will vest on August 1, 2024.
(5)100% of these options vested on July 20, 2020.
(6)50% of these options vested on August 1, 2021 and 50% will vest on August 1, 2022.
(7)33.3% of these options vested on August 1, 2021, 33.3% will vest on August 1, 2022, and 33.3% will vest on August 1, 2023.
(8)12,305 of these RSUs vested on August 1, 2021,68,846 of these RSUs will vest on January 13, 2022, 12,304 of these RSUs will vest on August 1, 2022, 68,845 of these RSUs will vest on January 13, 2023, and 12,303 of these RSUs will vest on August 1, 2023.
(9)15,070 of these RSUs vested on June 1, 2021, 13,352 vested on June 10, 2021, 6,751 vested on August 1, 2021, 15,070 will vest on June 1, 2022, 5,569 will vest on August 1, 2022, 15,069 will vest on June 1, 2023, 3,964 will vest on August 1, 2023, and 15,069 will vest on June 1, 2024.
(10)25,116 of these RSUs vested on June 1, 2021, 13,561 vested on August 1, 2021, 25,116 will vest on June 1, 2022, 8,616 will vest on August 1, 2022, 25,116 will vest on June 1, 2023, 3,964 will vest on August 1, 2023, and 25,115 will vest on June 1, 2024.
(11)15,070 of these RSUs vested on June 1, 2021, 8,734 vested on August 1, 2021, 45,318 will vest on April 18, 2022, 15,070 will vest on June 1, 2022, 6,691 will vest on August 1, 2022, 15,069 will vest on June 1, 2023, 3,964 will vest on August 1, 2023, and 15,069 will vest on June 1, 2024.
(12)37,535 of these RSUs vested on August 1, 2021, and 16,041 will vest on August 1, 2022.

49 NIKE, INC.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2021
The following table sets forth information concerning stock option exercises and vesting of RSUs and restricted stock during fiscal 2021 for each of the Named Executive Officers on an aggregated basis.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
John Donahoe II	—	—	70,844	10,023,067
Matthew Friend	75,700	6,373,008	6,269	688,218
Andrew Campion	200,000	16,977,416	116,760	11,193,814
Heidi O'Neill	150,500	10,972,000	6,180	603,901
Mark Parker	825,000	84,593,205	279,458	27,363,991
EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information regarding outstanding options and shares available for future issuance under equity compensation plans approved by shareholders and equity compensation plans that were not approved by shareholders as of May 31, 2021. The table does not reflect issuances made during fiscal 2022.

	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
PLAN CATEGORY	(a)		(b)	(c)
Equity compensation plans approved by shareholders	84,850,492	(2)	$72.8762	119,706,390	(3)
Equity compensation plans not approved by shareholders	—		—	4,749,690	(4)
Total	84,850,492		$72.8762	124,456,080
(1)Weighted-average exercise prices do not reflect the shares that will be used upon the payment of outstanding awards of RSUs.
(2)Includes 84,850,492 shares subject to awards of options, RSUs, and stock appreciation rights outstanding under the Stock Incentive Plan.
(3)Includes 114,183,323 shares available for future issuance under the Stock Incentive Plan and 5,523,067 shares available for future issuance under the Employee Stock Purchase Plan.
(4)Includes 4,749,690 shares available for future issuance under the Foreign Subsidiary Employee Stock Purchase Plan, pursuant to which shares are offered and sold to employees of selected non-U.S. subsidiaries of the Company on substantially the same terms as those offered to U.S. employees under the shareholder-approved Employee Stock Purchase Plan as described above under "Compensation of our Named Executive Officers—Other Compensation—Employee Stock Purchase Plan".
NON-QUALIFIED DEFERRED COMPENSATION IN FISCAL 2021

NAME	PLAN NAME	EXECUTIVE CONTRIBUTIONS IN FISCAL 2021(1)	AGGREGATE EARNINGS IN FISCAL 2021	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN FISCAL 2021	AGGREGATE BALANCE AT MAY, 31 2021(1)
John Donahoe II	DCP	—	$306,052	—	$931,785
Matthew Friend	DCP	—	$157,568	—	$619,091
Andrew Campion	DCP	$296,154	$593,325	—	$3,076,728
Heidi O'Neill	DCP	$342,806	$1,454,021	—	$4,049,573
Mark Parker	DCP	$1,630,000	$2,851,670	—	$25,334,100
(1)All amounts reported in the Executive Contributions column are also included in amounts reported in the Summary Compensation Table. Of the amounts reported in the Aggregate Balance column, the following amounts have been reported in the Summary Compensation Tables in this proxy statement or in prior year proxy statements: Mr. Donahoe, $63,695; Mr. Parker, $19,454,275; Mr. Friend, $9,503; Mr. Campion, $1,593,509; and Ms. O'Neill, $342,806.

2021 PROXY STATEMENT 50

NON-QUALIFIED DEFERRED COMPENSATION PLANS
The Named Executive Officers are eligible to participate in our Deferred Compensation Plan (the "DCP"). Participants in the DCP may elect in advance to defer up to 75 percent of their annual base salary, and up to 100 percent of their bonus and long-term cash incentive payments.
Generally, we make annual profit sharing contributions to defined contribution retirement plans. The contributions are allocated among eligible employees based on a percentage of their total salary and bonus for the year. To the fullest extent permitted under Internal Revenue Code limitations, these contributions are made to employees’ accounts under our qualified 401(k) Savings and Profit Sharing Plan. Contributions based on salary and bonus in excess of the tax law limit ($285,000 for fiscal 2021) are made as NIKE contributions under the DCP.
Amounts deferred under the DCP are credited to a participant’s account under the DCP. Each participant may allocate his or her account among any combination of the investment options available under the DCP. Participants’ accounts are adjusted to reflect the investment performance of the investment options selected by the participants. Participants can change the allocation of their account balances daily. The investment options available under the DCP consist of 18 mutual funds with a variety of investment objectives and five risk-based portfolios. The investment options had annual returns in fiscal 2021 ranging from -.50% to 72.06%. Amounts credited to participants’ accounts are invested by us in actual investments matching the investment options selected by the participants to ensure that we do not bear any investment risk related to participants’ investment choices.
The portion of a participant’s account attributable to elective deferrals, including investment returns, is fully vested at all times. The portion of a participant’s account attributable to NIKE contributions, including investment returns, is fully vested after the participant has been employed by us for five years. All of the Named Executive Officers, other than Mr. Donahoe, are fully vested in their NIKE contributions.
Each time they elect to defer compensation, participants make an election regarding distribution of the compensation deferred under the election (as adjusted to reflect investment performance). A participant may elect for distribution to be made in a lump sum at the beginning of a predetermined year while the participant is still employed or in service (but no sooner than the fourth year after the year in which the distribution election is submitted). Alternatively, a participant may elect for distribution to be made in a lump sum or in quarterly installments over five, ten or fifteen years after termination of employment or service. Participants have limited rights to change their distribution elections. Participants may make a hardship withdrawal under certain circumstances. Subject to certain limitations, a participant may also at any time request to withdraw amounts from his or her account balance that were vested as of December 31, 2004 (and any subsequent investment returns on such amount). If such request is approved, the participant may withdraw 90% of the amount requested, and the remaining 10% will be permanently forfeited.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
CHANGE-IN-CONTROL COMPENSATION — ACCELERATION OF EQUITY AWARDS
All unvested stock option and RSU awards are subject to accelerated vesting upon the occurrence of two events (a "double-trigger"): there is a "change-in-control"; and the Named Executive Officer’s employment is terminated by us without "cause" or by the Named Executive Officer for "good reason", in each case between the change-in-control (or shareholder approval of the change-in-control, if earlier) and the second anniversary of the change-in-control. Stock options will be exercisable for four years following termination of employment, but not beyond each option’s original 10-year term. Accelerated vesting of stock options and RSUs will also occur if we are acquired and the acquiring company does not assume the outstanding options or RSUs. For purposes of our stock awards, "change-in-control" is generally defined to include:
•the acquisition by any person of 50% or more of our outstanding Class A Stock or, if the Class A Stock no longer elects a majority of directors, the acquisition by any person of 30% or more of our total outstanding Common Stock,
•the nomination (and subsequent election) in a two-year period of a majority of our directors by persons other than the incumbent directors,
•a sale of all or substantially all of our assets, and
•an acquisition of NIKE through a merger, consolidation or share exchange.
For purposes of our stock awards, "cause" generally includes willful and continued failure to substantially perform assigned duties and willful engagement in illegal conduct materially injurious to us, and "good reason" generally includes a material diminution in position or duties, a salary reduction or material reduction in other benefits, and a home office relocation of over 50 miles.
The following table shows the estimated benefits that would have been received by the Named Executive Officers if double-trigger accelerated vesting had occurred on May 31, 2021, when the closing price of our Class B Stock was $136.46 per share.

51 NIKE, INC.

NAME	STOCK AWARD ACCELERATION(1)	STOCK OPTION ACCELERATION(2)	TOTAL
John Donahoe II	$23,826,326	$32,951,406	$56,777,732
Matthew Friend	$12,269,665	$6,054,370	$18,324,035
Andrew Campion	$17,276,381	$10,313,135	$27,589,516
Heidi O'Neill	$17,055,452	$7,507,010	$24,562,462
Mark Parker	$7,310,981	$30,780,468	$38,091,449
(1)Information regarding unvested RSUs held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the number of unvested RSUs multiplied by the closing price of our Class B Stock on May 31, 2021.
(2)Information regarding outstanding unvested stock options held by each Named Executive Officer is set forth in the Outstanding Equity Awards table above. The amounts in the table above represent the aggregate value as of May 31, 2021 of those options using the excess of the per share closing price of our Class B Stock on May 31, 2021 over the per share exercise price, multiplied by the number of unvested option shares for each Named Executive Officer.
BENEFITS TRIGGERED ON CERTAIN EMPLOYMENT TERMINATIONS
STOCK OPTION ACCELERATION AND EXTENSION
As of May 31, 2021, each Named Executive Officer held stock options as listed in the Outstanding Equity Awards table above. Under the terms of the stock options held by each Named Executive Officer, upon the death or disability of the holder (or with respect to Mr. Donahoe's performance-based stock options, his termination without "cause"), all unvested options will vest and will be exercisable for four years following termination of employment, but not beyond each option’s original 10-year term. If death or disability (or with respect to Mr. Donahoe's performance-based stock options, a termination without "cause") of a Named Executive Officer had occurred on May 31, 2021, the aggregate value of those options is as set forth in the “Stock Option Acceleration” column of the Change-in-Control Compensation – Acceleration of Equity Awards table above.
Under the terms of the stock options held by each Named Executive Officer that were granted after fiscal 2020, upon a termination of employment due to a "divestiture" or "reduction in force" that occurs at least six months following the grant date, and subject to the holder signing a general waiver and release of claims, options that are scheduled to vest within one year following the termination will vest and all vested options will be exercisable for one year following termination of employment, but not beyond each option’s original 10-year term. The value of the unvested stock options held by each Named Executive Officer as of May 31, 2021 that would have become vested if a termination due to a "divestiture" or "reduction in force" had occurred on that date is $2,326,882 for Mr. Donahoe, $749,805 for each of Messrs. Friend and Campion and Ms. O'Neill, and $2,585,429 for Mr. Parker.
Under the terms of Mr. Donahoe's performance-based stock options, if he retires with at least 5 years of service (disregarding his years of service as a non-employee director prior to his employment), unvested options will be forfeited and vested options will be exercisable for four years following termination of employment, but not beyond the option’s original 10-year term. Under the terms applicable to all other stock options held by the Named Executive Officers, options that have been outstanding for at least one year will be subject to continued vesting if the holder retires after reaching age 55 with at least 5 years of service (or accelerated vesting if the holder retires after reaching age 60 with at least 5 years of service), and vested options will be exercisable for four years following termination of employment, but not beyond each option’s original 10-year term. If the Named Executive Officers had retired on May 31, 2021, the aggregate value of stock options subject to retirement vesting would have been $6,092,778 for Mr. Donahoe, $4,507,907 for Ms. O'Neill, and $20,438,831 for Mr. Parker. Messrs. Friend and Campion are not eligible for retirement vesting because these Named Executive Officers have not reached age 55.
STOCK AWARD ACCELERATION
As of May 31, 2021, each Named Executive Officer held unvested RSUs as set forth in the Outstanding Equity Awards table above. Under the terms of their award agreements, all unvested RSUs will immediately vest fully upon the death or disability of the holder. The value of the unvested RSUs held by each Named Executive Officer as of May 31, 2021 that would have become vested if death or disability had occurred on that date is as set forth in the "Stock Award Acceleration" column of the Change-in-Control Compensation — Acceleration of Equity Awards table above.
Under the terms of the RSUs held by each Named Executive Officer that were granted after fiscal 2020 (excluding the stock-based transition awards granted to Messrs. Friend and Campion and Ms. O'Neill), upon a termination of employment due to a "divestiture" or "reduction in force" that occurs at least six months following the grant date, and subject to the holder signing a general waiver and release of claims, RSUs that are scheduled to vest within one year following the termination will vest. The value of the unvested RSUs held by each Named Executive Officer as of May 31, 2021 that would have become vested if a termination due to a "divestiture" or "reduction in force" had occurred on that date is $1,679,140 for Mr. Donahoe and $541,064 for each of Messrs. Friend and Campion and Ms. O'Neill.

2021 PROXY STATEMENT 52

PAYMENTS UNDER NONCOMPETITION AGREEMENTS
We have a noncompetition agreement with Mr. Donahoe that extends for eighteen months following the termination of his employment with us and a noncompetition agreement with Mr. Parker that extends for two years following the termination of his employment with us. Under these agreements, if Mr. Donahoe's employment is terminated by us without "cause" (as defined in his agreement), or if Mr. Parker’s employment is terminated by us, we will make monthly payments to the executive during the noncompetition period in an amount equal to one-twelfth of his then current annual salary and target PSP award ("Annual NIKE Income"). The agreements provide further that if the executive voluntarily resigns, we will make monthly payments to him during the noncompetition period in an amount equal to one-twenty-fourth of his then current Annual NIKE Income. However, commencement of the above-described monthly payments will be delayed until after the six-month period following the executive's separation from service, and all payments that he would otherwise have received during that period will be paid in a lump sum promptly following the end of the period, together with interest at the prime rate. If employment is terminated without "cause" (as defined in the applicable agreement), the parties may mutually agree to waive the covenant not to compete, and if employment is terminated for "cause", we may unilaterally waive the covenant. If the covenant is waived, we will not be required to make the payments described above for the months as to which the waiver applies. Assuming that Mr. Donahoe's employment had been terminated on May 31, 2021 and the covenant was not waived, during the 18-month period ending November 30, 2022 we would have been required to pay Mr. Donahoe $375,000 per month if the termination was by us without "cause", or $187,500 per month if he had voluntarily resigned. Assuming that Mr. Parker's employment had been terminated on May 31, 2021 and the covenant was not waived, during the 24-month period ending May 31, 2023 we would have been required to pay Mr. Parker $283,333 per month if the termination was by us, or $141,667 per month if he had voluntarily resigned.
We have noncompetition agreements with each of the other Named Executive Officers on generally the same terms as Mr. Donahoe, except that the noncompetition period is one year, we may unilaterally waive the covenant in all cases (including a termination without "cause"), the monthly payments are one-twelfth or one-twenty-fourth of the executive's then current annual salary (instead of their Annual NIKE Income), and payments may commence on termination. Assuming that the employment of each of these Named Executive Officers had been terminated by us without "cause" on May 31, 2021 and the covenants were not waived, we would have been required to pay Mr. Friend $72,917, Mr. Campion $91,667, and Ms. O'Neill $91,667, each on a monthly basis for the 12-month period ending May 31, 2022. Assuming that each of these Named Executive Officers had voluntarily resigned on May 31, 2021 and the covenants were not waived, we would have been required to pay Mr. Friend $36,458, Mr. Campion $45,833, and Ms. O'Neill $45,833, each on a monthly basis for the 12-month period ending May 31, 2022.
CEO PAY RATIO
NIKE's pay and benefits are designed to be competitive and equitable, meet the diverse needs of our global teammates, and reinforce our values. We pay for performance and impact by linking incentive pay to Company performance and seek to invest in positive experiences that have the greatest impact on the engagement and well-being of our employees. The executive compensation program is highly incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. Our executive compensation program is designed to attract and retain top-tier talent in a competitive market and to "pay for performance" in order to drive business results and maximize shareholder value.
For fiscal 2021, our last completed fiscal year:
•The employee identified at the median of all NIKE employees (other than our CEO) was a retail store employee in the United States;
•The annual total compensation of the median employee was $36,077;
•The annual total compensation of our CEO, Mr. Donahoe, was $32,920,708; and
•The estimated ratio of the annual total compensation of our CEO to the median annual total compensation of all other NIKE employees was 913 to 1.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

53 NIKE, INC.

METHODOLOGY
Consistent with our past practice, we used the first business day in May as the date to determine the median employee. In prior years the first business day was May 1, although this year it was May 3, 2021. At that time, we had approximately 72,645 employees globally. After applying the "de minimis exemption" under the SEC rules, which permits us to exclude non-U.S. employees accounting for 5% or less of our total employee population, we excluded the 3,533 employees in the jurisdictions identified below, and our employee population consisted of approximately 69,112 employees.

Slovenia	1	Brazil	74	Thailand	207
Sri Lanka	5	Hungary	80	Malaysia	215
United Arab Emirates	5	Indonesia	81	Poland	236
Philippines	19	Czech Republic	85	Vietnam	251
Croatia	23	Denmark	93	India	268
Macau	42	Ireland	103	South Africa	288
New Zealand	45	Switzerland	105	Israel	299
Sweden	60	Greece	154	Chile	322
Norway	62	Portugal	155
Uruguay	63	Austria	192
Of the 69,112 employees included in the CEO Pay Ratio calculation, approximately 75% were full-time, 51% were in retail jobs, and 50% were located in the United States.
To identify our median employee we calculated annual compensation for fiscal 2021 based on base salary or hourly wages, as applicable. For the majority of our employees, base salary or hourly wages comprise the majority of their compensation. To determine wages for hourly employees, we used each individual’s pay rate and estimated scheduled hours in the applicable Human Resources system of record.
After determining the annual compensation for our employee population as described above, we identified a subset of approximately 100 individuals representing the potential median employee population. For this subset, we calculated each employee’s annual total compensation in U.S. dollars for fiscal 2021 based on the Summary Compensation Table rules used for our Named Executive Officers (in accordance with Item 402(c)(2)(x) of Regulation S-K). Compensation for permanent employees hired during the fiscal year was annualized, compensation for non-U.S. employees was converted into U.S. dollars using the applicable currency conversion rate as of the median employee determination date, and the median employee was then selected from this subset.

2021 PROXY STATEMENT 54

AUDIT MATTERS

PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit & Finance Committee of the Board of Directors has sole authority to retain, with shareholder ratification, the Company’s independent registered public accounting firm. The Audit & Finance Committee directly oversees the firm’s work with respect to the annual audit of the Company’s consolidated financial statements and internal control over financial reporting and approves all audit engagement fees and terms. At least annually, the Audit & Finance Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence, including a review and evaluation of its lead partner. The Audit & Finance Committee is also involved in the selection of the new lead engagement partner following mandated rotation of the firm’s lead partner, and is responsible for considering the benefits of rotation of the Company’s independent registered public accounting firm.
The Audit & Finance Committee has appointed PricewaterhouseCoopers LLP to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending May 31, 2022 and to render other professional services as required.
PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for many years. The Audit & Finance Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP as the independent registered public accounting firm is in the best interests of the Company and its shareholders.
Accordingly, the Audit & Finance Committee is submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification. If the appointment is not ratified by our shareholders, the Audit & Finance Committee may reconsider whether it should appoint another independent registered public accounting firm.
Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to questions.
Aggregate fees billed by the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, for audit services related to the most recent two fiscal years, and for other professional services incurred in the most recent two fiscal years, were as follows:

TYPE OF SERVICE	2021	2020
Audit Fees(1)	$19.2 million	$21.0 million
Audit-Related Fees(2)	0.4 million	0.1 million
Tax Fees(3)	0.1 million	0.6 million
All Other Fees(4)	0.3 million	0.7 million
Total	$20.0 million	$22.4 million
(1)Comprises the audits of the Company’s annual financial statements and internal controls over financial reporting, and reviews of the Company’s quarterly financial statements, as well as statutory audits of Company subsidiaries, attest services and consents to SEC filings.
(2)Comprises services including consultations regarding financial accounting and reporting.
(3)Comprises services for tax compliance, tax planning and tax advice. Tax compliance includes services for compliance related tax advice, as well as the preparation and review of both original and amended tax returns for the Company and its consolidated subsidiaries. Tax compliance related fees represented $0.1 million of the tax fees for fiscal 2021 and $0.2 million of the tax fees for fiscal 2020. The remaining tax fees primarily include tax advice.
(4)Comprises other miscellaneous services.

In accordance with the Sarbanes-Oxley Act of 2002, the Audit & Finance Committee established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit & Finance Committee. During fiscal 2021 and fiscal 2020, all such services performed by, and fees paid to, PricewaterhouseCoopers LLP were approved in advance.

BOARD RECOMMENDATION

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2022.

55 NIKE, INC.

REPORT OF THE AUDIT & FINANCE COMMITTEE
The Audit & Finance Committee has:
•Reviewed and discussed the audited financial statements with management.
•Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the SEC.
•Received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications concerning independence, and has discussed with the independent accountant the independent accountant’s independence.
•Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
Members of the Audit & Finance Committee:
•Alan B. Graf, Jr., Chair
•John G. Connors
•Peter B. Henry

2021 PROXY STATEMENT 56

SHAREHOLDER PROPOSAL

PROPOSAL 4 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Mercy Rome, c/o Newground Social Investment, 111 Queen Anne Ave N, Suite 500, Seattle, WA 98109, a beneficial owner of more than $2,000 of Class B Stock, submitted the proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE’s response which follows the shareholder proposal.

RESOLVED: That the shareholders of Nike, Inc. ("Nike" or "Company") hereby request that the Company provide a report, updated semiannually, to disclose the Company’s:

1. Policies and procedures for making contributions and expenditures (direct or indirect) with corporate funds or assets: (a) to participate or intervene in campaigns on behalf of or opposing any candidate for public office, or: (b) to influence any segment of the general public with respect to an election or referendum.

2. Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a. The identity of the recipient and the amount paid to each;

b. The title(s) of the person(s) in the Company responsible for decision-making.

This report, which does not encompass expenditures on lobbying, shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

SUPPORTING STATEMENT

Especially since the 1/6/2021 insurrectionist attack on our nation’s Capitol, transparency and accountability for political speech and actions are paramount. Nike recognized this when it announced its PAC will not support any member of Congress who voted to decertify the Electoral College results.

Long-term Nike shareholders support transparency and accountability in corporate electoral spending. This should encompass any activity considered intervention in a political campaign under the Internal Revenue Code, such as: (a) direct and indirect contributions to political candidates, parties, or organizations, and: (b) independent expenditures or electioneering communications on behalf of federal, state, or local candidates.

Disclosure is in the best interest of both the Company and shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which states: “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and [to] give proper weight to different speakers and messages.”

Public records show Nike has spent more than $3.15 million in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

However, public data does not begin to paint a complete picture of a company’s electoral spending. For example, Nike’s payments to trade associations and other tax-exempt “Dark Money” groups – that can be easily and secretly diverted into election-related activities – are undisclosed and are unknown. This proposal asks Nike to disclose all its electoral spending – including payments to trade associations and other tax-exempt organizations – which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including Coca-Cola, Microsoft, Mondelez International, and Kellogg, which present this information on their websites.

The Company’s Board, shareholders, and American democracy need comprehensive disclosure to properly evaluate the use of corporate assets in our electoral process.

THEREFORE: We urge a vote FOR this critical governance reform.

57 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•The Board recently approved updates to the Company’s Policy on Corporate Political Contributions, Industry Associations, Public Policy Statements, and Lobbying, which will become effective and be posted on the Company’s website January 2022, to further increase transparency and oversight of the Company’s advocacy of policies that support our business objectives;
•Our updated policy enhances the granularity of disclosures related to political contributions and trade association memberships that we annually disclose on our website to our stakeholders in a manner that we believe will address the underlying objectives of the proposal;
•NIKE has previously received virtually identical proposals seven times in the past nine years, and each time shareholders have rejected the proposal; and
•In the Board’s judgment, more disclosure beyond the enhanced disclosures that we will provide under our updated policy would not be in the best interests of shareholders.

NIKE is committed to the highest ethical standards when engaging in political activities. We have strong governance practices and accountability in corporate spending on political activities, and maintain a level of transparency that we believe allows shareholders to have the information they need to make informed decisions. In fact, NIKE’s Corporate Responsibility, Sustainability & Governance Committee and the Board of Directors updated the Company’s Policy on Corporate Political Contributions, Industry Associations, Public Policy Statements, and Lobbying (the “Policy”) this spring to further increase transparency and oversight of the Company’s advocacy for public policies that support our business objectives. The updated Policy will go into effect January 1, 2022 and will fully satisfy the fundamental objectives of this proposal.

NIKE’s Policy is designed to give shareholders confidence that there is appropriate oversight of political activity and to allow shareholders to assess any risks associated with significant contributions. All of our political contributions and expenditures are made in accordance with the Policy and our objective is to strictly comply with all public reporting laws. Our Policy ensures that political contributions, trade group memberships, and policy statements are made in a manner consistent with NIKE's core values to protect or enhance shareholder value, without regard to the private political preferences of our corporate officers. Our Policy describes the policies and procedures for making corporate political contributions, how they are approved, who must approve them, how they are disclosed, and how they are reported to and reviewed by the Board’s Corporate Responsibility, Sustainability & Governance Committee. Our current Policy is available on our website at http://investors.nike.com/investors/corporate-governance, and our updated Policy will be available at the same location when it becomes effective in January 2022.

We make annual disclosures on our website regarding our political contributions. Consistent with our updated Policy, beginning in January 2022 these disclosures will include all cash political contributions to candidates, political organizations, or ballot initiatives on a disaggregated basis. We will also annually disclose on our website in-kind or product donations that aggregate to more than USD $25,000 in retail value in a calendar year. We believe these disclosures provide shareholders meaningful information to assess any risks posed by significant political contributions. Our enhanced disclosures will continue to be simple, accurate, and clear.

Our updated Policy continues to require that management annually report on compliance with our Policy to the Corporate Responsibility, Sustainability & Governance Committee. The committee will also review all political contributions made by the Company, and any membership fees or contributions to an industry association that aggregate to more than $25,000 in a calendar year, to ensure they align with the long-term business objectives of the Company. These industry association contributions will also be disclosed on our website. Any policy statements that make commitments regarding matters involving Board responsibilities or public reporting will also be reported to and reviewed by the Corporate Responsibility, Sustainability & Governance Committee.

The Board believes that the updated Policy addresses the fundamental objectives of this proposal and that the disclosure requested in this proposal is largely duplicative of the information that NIKE will provide going forward. Further, after careful consideration, the Board determined that some of the requested disclosures, such as reporting in kind or product donations that aggregate to less than USD $25,000, would be an undue administrative burden for a company the size and with the global reach of NIKE.

In summary, the Board of Directors believes the proposal is unnecessary because NIKE has followed a comprehensive policy for oversight and disclosure of political contributions for many years, which was recently enhanced to provide additional oversight and transparency. If adopted, the proposal would not be meaningfully additive to NIKE’s existing Policy.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

2021 PROXY STATEMENT 58

SHAREHOLDER PROPOSAL

PROPOSAL 5 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING A HUMAN RIGHTS IMPACT ASSESSMENT

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Domini Impact Equity Fund, 180 Maiden Ln, Ste. 1302, New York, NY 10038, a beneficial owner of 44,949 shares of Class B Stock, submitted the Proposal together with co-filers Northwest & Ethical Investments L.P. (151 Yonge Street, Suite 1200, Toronto, ON M5C 2W7, beneficial owner of 29,682 shares of Class B Stock), Seeds Trust (c/o We Are Stardust, LP, P.O. Box 540205 Houston, TX 77254, beneficial owner of 5,356 shares of Class B Stock), Trillium ESG Global Equity Fund (c/o Trillium Asset Management LLC, 721 NW Ninth Ave, Suite 250 Portland, OR 97209, beneficial owner of 70,000 shares of Class B Stock), and IA Clarington Inhance Canadian Equity SRI Fund (c/o Vancity Investment Management, 700 815 West Hastings Street, Vancouver, BC V6C 1B4, beneficial owner of 19,654 shares of Class B Stock). The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE’s response which follows the shareholder proposal.

RESOLVED: Shareholders request that Nike, Inc. ("Nike" or "the Company") publish a Human Rights Impact Assessment, at reasonable cost and omitting proprietary/confidential information, examining the actual and potential human rights impacts of its cotton sourcing practices, throughout the full supply chain.

SUPPORTING STATEMENT:

Nike has demonstrated leadership in supply chain transparency since it first disclosed its independent factories, contracted to make NIKE products since 2005. It has become increasingly clear, however, that some of companies' most significant and adverse social impacts occur at the very end of the supply chain, often related to the sourcing of raw materials. Recent events have increased human rights risks associated with cotton sourcing, a significant input in Nike's products. Unfortunately, the Company's current disclosures do not provide visibility on that level and efforts to engage the Company directly have not yielded meaningful dialogue.

Concerns about forced labor in cotton supply chains have led to significant media attention and regulatory and legislative action. For example, pursuant to US federal laws, on January 2021, the US government issued Withhold Release Orders against cotton and their downstream products produced in whole or in part in the Xinjiang region, including downstream products produced outside the Xinjiang region that incorporate these inputs. Supply chain disruptions like these may have material impacts on the Company's costs, gross margins and profitability.

The lack of transparency on cotton sourcing also introduces challenges for investors seeking to fulfill their commitments to conduct robust human rights due diligence, under the UN Guiding Principles on Business and Human Rights ("UNGPs") and in support of the UN Sustainable Development Goals ("SDGs" ). Principle 13 of the UNGPs states: "The responsibility to respect human rights requires that business enterprises... seek to prevent or mitigate adverse human rights impacts that are directly linked to their operations, products or services by their business relationships, even if they have not contributed to those impacts."

Recent legislative developments, particularly in the EU, support this level of transparency. The French Duty of Vigilance Law as well as child labor due diligence laws in the Netherlands are current examples of mandatory human rights due diligence. The European Parliament is currently considering mandatory human rights due diligence at the enterprise level. The EU Regulation on Disclosures ("SFDR") may also require asset managers to conduct due diligence on the principal adverse impacts of their investment decisions.

59 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•NIKE is committed to respecting human rights and sustainability innovation. That is why our approach to Responsible Sourcing focuses on foundational expectations; gender equity; health & safety; worker engagement and well-being; and environmental responsibility;
•The Corporate Responsibility, Sustainability & Governance Committee provides oversight of management’s efforts to ensure that the Company’s dedication to sustainability innovation is reflected in its business operations;
•NIKE runs our business in an ethical way, and that commitment extends to the contract manufacturers who make our products. We collaborate with suppliers who share our commitment to responsible manufacturing, as measured by compliance with the standards laid out in our Supplier Code of Conduct and Code Leadership Standards, which can be found on our website;
•NIKE is committed to the responsible and sustainable sourcing of the materials used in our products. NIKE is increasing the use of recycled materials in our products and 100% of our cotton is sustainably sourced[1]. We collaborate with organizations such as the Better Cotton Initiative to develop best practices, and work with and within our industry to develop an approach to sourcing raw materials responsibly, protecting human rights and reducing our environmental impact; and
•Our current initiatives, which are discussed further on our website, already address the underlying rationale for the proposal and provide our shareholders with more relevant information about NIKE’s commitment to human rights and responsible sourcing than the requested measure.

We are committed to respecting human rights and responsible sourcing in our supply chain. NIKE is focused on running our business in an ethical way and that extends to our supply chain and the contract manufacturers who make our products. We collaborate with manufacturing suppliers who share our commitment to making products responsibly and sustainably. NIKE expects all suppliers to share our commitment to respecting the rights of workers and advancing their welfare, with particular care for people with unique vulnerabilities such as women, migrants, and temporary workers. We also expect suppliers to use natural resources responsibly and efficiently. We are strengthening long-term relationships with strategic suppliers and sourcing from fewer factories, focusing on those that are committed to our standards of sustainability, product excellence, and compliance with local laws.

In order to ensure that NIKE’s products are produced responsibly throughout the supply chain, we require our finished goods suppliers to verify they are sourcing materials from vendors that are compliant with NIKE’s Restricted Substances List (RSL) and NIKE’s Code of Conduct for suppliers (the “Supplier Code”). NIKE’s Supply Agreements also explicitly require suppliers to comply with all local and country-specific labor laws and NIKE’s Supplier Code and Code Leadership Standards.

Over the past five years, NIKE has increased our use of sustainable materials for apparel by scaling sustainable alternatives in high-volume products. As of fiscal 2020, 100% of the cotton we use across our entire product line is certified organic, recycled, or Better Cotton sourced through the Better Cotton Initiative (“BCI”). In addition, NIKE recycles more than 1.5 million pounds of cotton each year while caring for soil health and natural habitats, without fossil fuel-derived pesticides or synthetic fertilizers, and while respecting the rights of workers and farmers. We collaborate—including as members of BCI, through serving on the board of Textile Exchange, and by working with and within our industry—to develop best practices and an approach to sourcing raw materials responsibly, protecting human rights and reducing our environmental impact. While NIKE does not directly source cotton, or other raw materials, traceability at the raw materials level is an area of ongoing focus. We are working closely with our suppliers, industry associations, brands, and other stakeholders to pilot traceability approaches and map material sources so we can have confidence that the materials in our products are responsibly produced.

NIKE’s commitment to ethical practices in our own operations and our supply chain begins at the highest level. The Board’s Corporate Responsibility, Sustainability & Governance Committee reviews and evaluates the Company’s significant strategies, activities, policies, investments, and programs regarding corporate purpose, including corporate responsibility, sustainability, human rights, global community and social impact, and diversity and inclusion, and provides oversight of management’s efforts to ensure that the Company’s dedication to sustainability (including environmental sustainability and human rights) is reflected in our business operations.

NIKE is committed to sharing with our stakeholders how we manage social and environmental issues and impacts. At NIKE we set open goals and implement transparent policies to promote human rights and ensure our products are ethically produced, as well as to share our progress and learnings along the way. NIKE’s annual Impact Report sets out how we manage social and environmental issues and impacts, as well as our targets for addressing these issues, and reports progress against them. For example, in our most recent Impact Report, we shared that in fiscal 2020 94% of NIKE’s sourcing came from factories that meet our definition of sustainable.

NIKE’s policies take seriously and support national and international efforts to promote human rights throughout the supply chain, including by ending forced labor.

[1] Certified organic, Better Cotton (cotton grown according to the Better Cotton Standard System), or recycled.

2021 PROXY STATEMENT 60

•NIKE’s Supplier Code lays out the minimum standards we expect each supplier facility to meet. The Supplier Code includes requirements around forced and child labor, excessive overtime, compensation, workplace safety, and freedom of association, among other worker protections. These minimum standards are integral to NIKE’s supplier strategies—how we evaluate baseline performance and determine the suppliers with which NIKE will continue to engage and grow our business. As a condition of doing business with NIKE, the supplier must implement and integrate the Supplier Code, accompanying Code Leadership Standards (discussed below), and local law into its business, including the development of effective management systems, and submit to verification and monitoring. NIKE will investigate any non-compliance and work with factory managers to see that corrective actions are taken, and that problems are remediated. Should a supplier fail to remediate issues, it will be subject to review and sanctions, including termination of the supply agreement. When NIKE chooses to end a relationship with a supplier, it aims to do so responsibly, reducing the risk to the suppliers’ workers, local community, and the environment.
•NIKE’s Code Leadership Standards (“CLS”) specify how contract manufacturers should implement the Supplier Code. The document also articulates how we measure factories’ compliance efforts and progress against our Supplier Code, including specific requirements on the management of key forced labor risks.
•The NIKE, Inc. Statement on Forced Labor, Human Trafficking and Modern Slavery for FY 2020 discusses NIKE’s global business practices to address forced labor. In addition to the Supplier Code and CLS, we have developed risk evaluation, auditing and remediation tools and local partnerships to help to advance responsible recruitment and employment practices across the sector and deeper within our supply chain. NIKE is working towards mapping these risks further up the supply chain and prioritizing our work on forced labor risks to focus on suppliers employing foreign migrant workers, a key vulnerable worker population.
•NIKE’s Environment, Health, and Safety Policy knits together a number of NIKE policies and programs to provide safe working conditions and promote a culture of safety and wellness for our own employees and workers at our contract manufacturers through implementing our Supplier Code, providing training, tools, and equipment to work safely, setting goals and assessing performance in these areas, and promoting sustainable development. NIKE-owned and operated facilities and Tier 1 finished goods contract manufacturers undergo external audits and internal assessments. When those processes reveal gaps in the implementation of our standards, we develop management skills and implement tools designed to fix those problems. We also consider those audits and assessments as we evaluate contract manufacturers and choose whom we work with as our business grows.

NIKE continues to prioritize fair labor and environmental sustainability in our supply chain and has set the following ambitious targets for 2025:

•NIKE aims for 100% of our strategic suppliers to build world-class, safe, and healthy workplaces for the people making our products;
•NIKE aims for 100% of facilities in our extended supply chain to meet NIKE’s foundational labor, health, safety, and environmental standards and demonstrate respect for the rights of their workers and communities where they operate;
•NIKE aims to have 100% of women in the supply chain have increased access to career opportunities and upward mobility by developing tools that measure where suppliers can strengthen and improve gender advancement, working with the right organizations, such as the International Center for Research on Women, and identifying ways our suppliers can develop strong internal career pathways and more equitable talent pipelines; and
•NIKE aims for 100% of our waste to be diverted from landfills in our extended supply chain, with at least 80% recycled back into NIKE products and other goods.

NIKE collaborates with stakeholders to support the needs of workers in our supply chain. NIKE continues to expand our work with our peers, NGOs, and other organizations to increase respect for human rights and to accelerate positive impact in the countries where we and our suppliers operate. NIKE developed relationships with the Fair Labor Association and Better Work, a joint program of the International Labour Organization, and the International Finance Corporation, to help support the needs of workers through building sustainable business practices and addressing human rights risks, including forced labor.

In fiscal 2020, NIKE, joined the Better Cotton Initiative Task Force on Forced Labor, a group of representatives from civil society, brands, and consultancies with expertise in human rights and forced labor risks to conduct a holistic review of BCI’s approach to ensure decent work and forced labor conditions. The work resulted in a public report with specific recommendations to enhance BCI’s approach to addressing decent work and forced labor risks in the cotton supply chain and will be reviewed and evaluated for implementation into the program.

More information about our key initiatives and policies on sustainable sourcing are available in the Foundational Sourcing Expectations section of our website and in our fiscal 2020 Impact Report, which is available on the Purpose section of our website.

In summary, NIKE has already publicly disclosed our initiatives and policies around sustainable sourcing, which are responsive to the underlying objective of this proposal and provides our shareholders with more meaningful insight into our progress in this area. The Board of Directors believes that the Company’s policies effectively articulate our long-standing support for, and continued commitment to, human rights and sustainable sourcing, rendering the proposal duplicative and unnecessary.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

61 NIKE, INC.

SHAREHOLDER PROPOSAL

PROPOSAL 6 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING SUPPLEMENTAL PAY EQUITY DISCLOSURE

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Elaine Alexander, c/o Arjuna Capital, 1 Elm Street, Manchester, MA 01944, a beneficial owner of 82 shares of Class B Stock, submitted the Proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE’s response which follows the shareholder proposal.

Pay Equity

Whereas: Pay inequity persists across race and gender. Black workers' hourly median earnings have fallen 3.6 percent since 2000, representing 75.6 percent of white wages. The median income for women working full time in the United States is 82 percent that of men. Intersecting race, African American women make 62 cents on the dollar, Native women 60 cents, and Latina women 54 cents. At the current rate, women will not reach pay equity until 2059, African American women until 2130, and Latina women until 2224.

Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income. McKinsey projects closing the racial wealth gap could net the United States economy 1.1 to 1.5 trillion by 2028. PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development (OECD) countries' economies by 2 trillion dollars annually.

Diversity is linked to superior stock performance and return on equity. Actively managing pay equity is associated with improved representation. Of note, 23.9 percent of Nike employees are black, but black employees represent only 5.3 percent of employees above director level. Women account for 49.5 percent of Nike' s workforce and 42.5 percent of employees above director level.

Pay gaps are literally defined as the median pay of minorities and women compared to the median pay of non-minorities and men, considered the valid way of measuring gender pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor Organization.

Best practice pay equity reporting consists of two parts:

1.unadjusted median pay gaps, assessing "equal opportunity" to high paying roles
2.statistically adjusted gaps, assessing pay for workers performing similar roles

Nike reports parity for statistically adjusted gaps but ignores unadjusted median gaps.

The Equal Employment and Opportunity Commission now mandates pay data reporting, across race and gender, as workforce diversity data alone is insufficient to assess pay inequity. The United Kingdom mandates disclosure of median gender pay gaps and is considering race and ethnicity reporting. Nike reported a four percent median gender base pay gap and a 25 percent bonus gap for United Kingdom employees.

Resolved: Shareholders request Nike report on median pay gaps across race and gender, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent. The report should be prepared at reasonable cost, omitting proprietary information, litigation strategy and legal compliance information.

Racial/gender pay gaps are defined as the difference between minority and non-minority/female and male median earnings expressed as a percentage of non-minority/male earnings (Wikipedia/OECD, respectively).

Supporting Statement: An annual report adequate for investors to assess performance could, with board discretion, integrate base, bonus and equity compensation to calculate:

•percentage median gender pay gap, globally and/or by country, where appropriate
•percentage median racial/minority/ethnicity pay gap, US and/or by country, where appropriate

2021 PROXY STATEMENT 62

OPPOSITION STATEMENT

The Board of Directors recommends that shareholders vote AGAINST this proposal because
•We are committed to the principle of equal pay for equal work and to enhancing the representation of diverse individuals at all levels of the Company;
•The requested median pay gap measure is not a meaningful or accurate metric for our shareholders; and
•Our current initiatives and public disclosures, including the pay equity data published in our annual Impact Report, already address the underlying rationale for the proposal and provide our shareholders with more relevant information about NIKE’s commitment to pay equity and increasing diversity, equity, and inclusion (“DE&I”) at all levels of the Company than the requested measure.

We are committed to pay equity and increasing diversity at all levels of the Company. NIKE is focused on fostering a diverse, equitable, and inclusive culture by focusing on representation, education, development, and community. We believe that diversity is a key component of innovation and strive to build a creative and inclusive environment, where all voices are welcomed and heard. In particular, we are focused on increasing representation of women globally and racial and ethnic minorities in the United States at all levels of the Company, including at the most senior levels, and ensuring that all of our employees are compensated fairly and equitably.

Our pay equity ratio, which is disclosed annually in our Impact Report, reflects our commitment to deliver equal pay for equal work. NIKE defines pay equity as equal compensation for women and men of all races and ethnicities who undertake the same work at the same level, location, experience, and performance. We have achieved a global pay equity ratio of 1:1 for men to women and a 1:1 pay equity ratio for white employees to racial and ethnic minorities in the United States. NIKE’s compensation and benefits are designed to be competitive and equitable, meet the diverse needs of our global teammates, and reinforce our values. We regularly monitor this data and annually review our compensation and promotion practices across all geographies, functions, and business units with the goal of ensuring we continue to achieve pay equity every year.

In addition to our commitment to achieving pay equity, we are also committed to increasing gender and racial diversity throughout the Company, including among our leadership ranks. In our annual Impact Report we disclose the actual percentage representation of women globally and racial and ethnic minorities in the United States and its trend over time to enable our shareholders to track the progress that we have made in advancing diversity in our workforce generally as well as specifically in senior leadership roles. For example, as of calendar year 2020, women now make up 50% of our total employee base. We increased VP-level representation for women globally to 41% (a 14% increase from 2015) and for racial and ethnic minorities in the United States to 29% (a 13% increase from 2015). Women also hold 43% of the positions at the Director level and above globally, while racial and ethnic minorities in the United States hold 27% of these leadership positions. NIKE has also committed to disclose the Federal Employer Information Report EEO-1 Data beginning with data for 2021, although we do not use the EEO-1 Data to measure progress or believe it is appropriate to do so. The EEO-1 Data will be available on the Company’s website. And at the Board level, NIKE has adopted a set of qualification standards for director nominees, which includes, among other things, diversity and inclusion as a factor.

Although we have made good progress with respect to DE&I, we know there is more work to be done and will continue to focus on recruitment, promotion, and retention to drive increased representation, including at the most senior levels. The FY20 NIKE, Inc. Impact Report sets out specific 2025 targets related to pay equity and diversity and inclusion at the Company. For example, we have committed to maintain a focus on pay equity and designing benefits that meet the needs of our diverse workforce, and to continue supporting our suppliers in developing their strategic compensation capabilities. In addition, by 2025, we have targeted achieving 45% representation of women globally at the VP level, 30% representation of racial and ethnic minorities at the Director level and above in the United States, and 35% representation of racial and ethnic minorities in our U.S. corporate workforce.

We have also increased programming to recruit, develop, and retain diverse employees. We scaled up our efforts to recruit the best and the brightest talent through traditional executive and campus recruiting channels and by expanding and deepening our relationships with Historically Black Colleges and Universities and Hispanic-Serving Institutions. We have also launched innovative programs, such as the Serena Design Crew, an eight-month apprenticeship program designed to bring diverse, talented individuals together to work on a Serena-inspired collection, and Women in Nike (W.I.N), a two-year program to provide relevant and dynamic work experience for retired or retiring WNBA players.

NIKE has also elevated diversity, equity, and inclusion to the heart of our People and Culture strategy, by combining our Talent and D&I teams under a single leader so that DE&I is now integrated into the entire Talent agenda from the very beginning of the employee experience, with measurement and leadership accountability throughout each employee’s career. Finally, NIKE supports our recruitment, promotion, and retention efforts through investments in DE&I education for all employees, to ensure that our people have the awareness and understanding necessary to build and retain diverse and inclusive teams; professional development programs and experiences, to empower and enable employees to grow their careers at NIKE; and our eight employee networks, to ensure an ecosystem of belonging and access for our internal communities.

63 NIKE, INC.

The requested median pay gap measure is not a meaningful or accurate metric for our shareholders. This measure seeks to compare the pay of two employees whose compensation happens to fall at the midpoint of the pay range among those employees sharing the relevant gender, racial, or ethnic characteristic, without adjusting for relevant factors that can explain differences in pay, such as their different role, skills, performance, experience, tenure, or location. Although the proposal is aimed at providing transparency with respect to pay equity and equal opportunity, this statistic does not demonstrate whether our women and racial and ethnic minority employees are being paid fairly for the roles that they are doing nor does it accurately depict female or racial and ethnic representation at NIKE’s different locations around the globe. Moreover, our shareholders do not need a surrogate measurement of pay equity and the percentage representation of women and racial and ethnic minority employees in senior leadership positions as we already provide the actual information on our website and in our annual Impact Report. As a result, the median pay ratios requested in the proposal provide no meaningful supplemental information to our shareholders.

We maintain robust policies and programs to advance our diversity, equity, and inclusion goals throughout the Company by ensuring a diverse breadth of talent in our pipeline and developing and supporting our female and U.S. racial and ethnic minority employees. Some highlights of our efforts to enhance the recruitment, development, and retention of diverse talent at all levels of the Company include:
•Increasing our focus on diversity recruitment programs, including by expanding and deepening our relationships with Historically Black Colleges and Universities and Hispanic-Serving Institutions.
•Innovative programs aimed at building a pipeline of exceptional and diverse candidates, such as our Serena Design Crew apprenticeship for diverse and talented individuals and our Women in Nike (W.I.N) initiative for retired or retiring WNBA players.
•Strategies to attract and select diverse candidates for our intern program through inclusive intern hiring and full-time employee conversion.
•Eight employee-formed and managed networks that help build community for a diverse spectrum of individuals across the Company, such as the Black Employee Network and Friends, Latino & Friends Network, Native American Network & Friends, PRIDE Network and Women of Nike & Friends.
•A new digital mentoring program for members of our employee networks.
•Development programs for high-potential employees, including programs for Senior Director-level and Director-level employees that have each maintained 50% representation of female participants and 30% representation of U.S. racial and ethnic minorities.
•Unconscious Bias Awareness training, which has been completed by close to 70% of our global workforce.
•Inclusive leadership education and certification program, in collaboration with Northwestern University, for all VPs.
•Our Board of Director’s ongoing oversight of the Company’s diversity, equity, and inclusion policies and decision-making at the Board and senior management levels, as well as the Corporate Responsibility, Sustainability & Governance Committee’s annual review and evaluation of significant DE&I strategies, activities, policies, investments, and programs.
•Benefits that are responsive to our employees’ diverse needs, including fertility and adoption benefits, a surrogacy benefit, and a new benefit for families caring for children with learning, social, or behavioral challenges in the United States.

Our long-standing commitment to and support of gender and racial equality has been affirmed by many organizations. For example, NIKE has earned the title of Best Place to Work for LGBTQ Equality for the 19th year in a row, with a perfect score on the 2021 Corporate Equality Index, and Forbes named NIKE as one of the Best Employers for Diversity in 2021 and one of the Best Employers for Women in 2020. We have also joined the inaugural 2020 World Benchmarking Alliance Gender Equity & Women’s Empowerment Benchmark and the newly launched MLT Black Equity at Work certification.

More information about our key initiatives and diversity metrics is available in the DE&I Strategy section of our website and in our FY20 NIKE, Inc. Impact Report, both of which are available through the Purpose section of our website.

In summary, the Board of Directors believes the proposal is unnecessary because the information NIKE already publicly discloses with respect to our initiatives and pay equity and diversity metrics is responsive to the underlying objective of the proposal and provides our shareholders with more meaningful insight into our progress in this area.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

2021 PROXY STATEMENT 64

SHAREHOLDER PROPOSAL

PROPOSAL 7 TO CONSIDER A SHAREHOLDER PROPOSAL REGARDING DIVERSITY AND INCLUSION EFFORTS REPORTING

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the shareholder proponent. Wynnette LaBosse Tr, c/o As You Sow, 1200 Fitzgerald Drive, Pinole, CA 94564, a beneficial owner of 84 shares of Class B Stock, submitted the proposal. The Board of Directors recommends a vote AGAINST the proposal and asks shareholders to read through NIKE’s response which follows the shareholder proposal.

Resolved: Shareholders request that Nike Inc. ("Nike") publish, at reasonable expense and excluding proprietary information, annual reporting assessing the Company's diversity and inclusion efforts. At a minimum reporting should include:

•the Board process for assessing the effectiveness of its diversity, equity, and inclusion programs,
•the Board's assessment of program effectiveness, as reflected in any goals, metrics, and trends related to its promotion, recruitment, and retention of protected classes of employees.

Supporting Statement: Investors seek quantitative, comparable data to understand the effectiveness of diversity, equity, and inclusion programs within and between companies.

Whereas: Studies have pointed to the corporate benefits of a diverse workforce, including:

•Companies with the strongest racial and ethnic diversity are 35 percent more likely to have financial returns above industry medians.
•Companies in the top quartile for gender diversity are 21 percent more likely to outperform on profitability and 27 percent more likely to have superior value creation.[1]
•A study of the S&P 500 found that the most diverse companies had an average annual five year stock return 5.8 percent higher than the least-diverse companies.[2]

Nike has extensive brand advertising that speaks to race and justice issues, including featuring Colin Kaepernick in advertising campaigns, and an advertisement which states, "Don't pretend there's not a problem in America. Don't turn your back on racism."

In the wake of George Floyd's death, Nike's CEO, John Donahoe, wrote "...our most important priority is to get our own house in order.... Nike needs to be better than society as a whole. Our aspiration is to be a leader. While we have made some progress over the past couple of years, we have a long way to go."[3]

Mr. Donahoe also said, "Our brand would not be what it is today without the powerful contributions of Black athletes and Black culture."[4]

Yet, despite these statements and goals, Nike has faced damaging allegations of harassment and discrimination on the basis of gender, race, and gender identity. Reports of a toxic workplace have continued even after allegations of sexual harassment and gender discrimination led to significant turnover of male executives in 2018. In July 2020, an anonymous employee wrote to Business Insider accusing the company of "performative allyship" and said of Black employees at Nike: "Many have been suffering in silence, alone. Many have been laid off due to retaliation. Many feel like they should just shut up and work..."[5]

Nike provides insufficient quantitative data for investors to determine the effectiveness of its human capital management program as it relates to workplace diversity. Unlike 71 percent of S&P 100 companies, Nike does not release its EEO-1 form, the best practice for sharing workforce composition. Nor does the company release meaningful data related to the hiring, retention, or promotion of its diverse employees.

1McKinsey & Company, "Delivering through Diversity", January 2018
(https://www.mckinsey.com/~/media/mckinsey/business%20functions/organization/ our%20insights/ delivering%20through%2 0diversity/delivering-through-diversity_fuII-report.ashx)
[2]Holger, Dieter, "The business case for more diversity" Wall Street Journal, October 26, 2019
(https://www.wsj.com/articles/the-business-case- for-more-diversity-11572091200)
[3]https://www.kicksonfire.com/nike-anti-racism-Ietter-to-employees-prioritizes-getting-our-own-house-i n-order/
[4]https://purpose.nike.com/ceo-letter
[5] https://www.businessinsider.com/black-nike-employees-aIlege-racism-at-company-in-istagram-account-2020-7

65 NIKE, INC.

OPPOSITION STATEMENT
The Board of Directors recommends that shareholders vote AGAINST this proposal because:
•We are committed to advancing diversity, equity, and inclusion (“DE&I”) at NIKE, including enhancing the representation of diverse individuals at all levels of the Company;
•We continue to increase resources devoted to building a more diverse and inclusive workforce by scaling up our efforts to recruit, develop, and retain diverse talent. This includes expanding our recruitment programs and partnerships, increasing funding and support for our eight employee networks, elevating DE&I to sit at the heart of the Company’s People & Culture strategy, and developing leadership training and accountability for our senior leaders; and
•Our current initiatives and public disclosures, including NIKE’s global gender and U.S. racial and ethnic minority representation data in our annual Impact Report, and the Board of Director’s ongoing commitment to monitor the effectiveness of our DE&I policies and programs already address the essential objective of the proposal and provide our shareholders with detailed information about NIKE’s commitment to increasing diversity, equity, and inclusion at all levels of the Company.

We are committed to fostering a diverse and inclusive team and increasing diversity at all levels of the Company. NIKE strives to foster a diverse, equitable, and inclusive culture by focusing on representation, education, development, and community. Our focus on improving diverse representation at all levels of the Company, which starts with women globally and racial and ethnic minorities in the United States, includes setting and striving for clear and ambitious targets and reporting our progress towards achieving them in our annual Impact Report, which is available on the Purpose section of our website. Improving representation requires expanding our efforts to recruit, retain, and promote diverse talent. We continue to enhance our efforts to recruit diverse talent both through traditional channels, such as our relationships with Historically Black Colleges and Universities and Hispanic-Serving Institutions, and by launching innovative new recruitment initiatives. And our retention and promotion efforts are supported by our investments in DE&I education for all employees, to ensure that our people have the awareness and understanding necessary to build and retain diverse and inclusive teams; professional development programs and experiences, to empower and enable employees to grow their careers at NIKE; and eight employee networks, to ensure an ecosystem of belonging and access for our internal communities. Furthermore, to create structural support for our work improving diverse representation throughout NIKE, in fiscal 2021 we combined our DE&I and Talent teams under a single leader.

Our commitment to diversity and inclusion begins at the top. We have adopted a set of qualification standards for nominees to our Board of Directors which includes, among other things, diversity and inclusion as a factor. Our Board monitors the effectiveness of our DE&I policies and programs both at the Board and senior management levels. In addition, our Board committees play key roles in overseeing and promoting DE&I at the Company. For example, the Corporate Responsibility, Sustainability & Governance Committee reviews and evaluates the Company’s significant strategies, activities, policies, investments and programs regarding corporate purpose, including diversity and inclusion, and monitors the Company’s progress towards its DE&I objectives. In addition, the Compensation Committee reviews and provides guidance to management regarding our policies, programs, and practices related to talent management and development for executive officers and senior management, including with respect to employee engagement and workplace DE&I.

Transparency is one of the key drivers of our DE&I work. Each year in our Impact Report we disclose the actual percentage representation of women globally and racial and ethnic minorities in the United States, as well as year-over-year changes to enable our shareholders to track the progress that we have made in advancing diversity in our workforce generally as well as specifically in senior leadership roles. For example, as of calendar year 2020, women now make up 50% of our total employee base. We increased VP-level representation for women globally to 41% (a 14% increase from 2015) and for racial and ethnic minorities in the United States to 29% (a 13% increase from 2015). Women also hold 43% of the positions at the Director level and above globally, while racial and ethnic minorities in the United States hold 27% of these leadership positions. NIKE has also committed to disclose the Federal Employer Information Report EEO-1 Data beginning with data for 2021, although we do not use the EEO-1 Data to measure progress or believe it is appropriate to do so. The EEO-1 Data will be available on the Company’s website.

2021 PROXY STATEMENT 66

Although we have made good progress with respect to DE&I, we know there is more work to be done and will continue to focus on recruitment, promotion, and retention to drive increased representation, including at the senior levels of the Company. The FY20 NIKE, Inc. Impact Report sets out specific 2025 targets for DE&I, including achieving 45% representation of women globally at the VP level, 30% representation of racial and ethnic minorities at the Director level and above in the United States, and 35% representation of racial and ethnic minorities in our U.S. corporate workforce. In addition to disclosing these targets, we also report on the work we are doing to achieve them both in our annual Impact Report and on the DE&I Strategy section of our website. This includes our increased programming to recruit, develop, and retain diverse employees. For example, we have scaled up our efforts to recruit the best and the brightest talent through traditional executive and campus recruiting channels and by expanding and deepening our relationships with Historically Black Colleges and Universities and Hispanic-Serving Institutions. We have also launched innovative programs, such as the Serena Design Crew, an eight-month apprenticeship program designed to bring diverse, talented individuals together to work on a Serena-inspired collection, and Women in Nike (W.I.N), a two-year program to provide relevant and dynamic work experience for retired or retiring WNBA players.

We maintain robust policies and programs to advance our diversity, equity, and inclusion goals throughout the Company by ensuring a diverse breadth of talent in our pipeline and developing and supporting our female and U.S. racial and ethnic minority employees. Some highlights of our efforts to enhance the recruitment, development and retention of diverse talent at all levels of the Company include:
•Increasing our focus on diversity recruitment programs, including by expanding and deepening our relationships with Historically Black Colleges and Universities and Hispanic-Serving Institutions.
•Innovative programs aimed at building a pipeline of exceptional and diverse candidates, such as our Serena Design Crew apprenticeship for diverse and talented individuals and our Women in Nike (W.I.N) initiative for retired or retiring WNBA players.
•Strategies to attract and select diverse candidates for our intern program through inclusive intern hiring and full-time employee conversion.
•Eight employee-formed and managed networks that help build community for a diverse spectrum of individuals across the Company, such as the Black Employee Network and Friends, Latino & Friends Network, Native American Network & Friends, PRIDE Network and Women of Nike & Friends.
•A new digital mentoring program for members of our employee networks.
•Development programs for high-potential employees, including programs for Senior Director-level and Director-level employees that have each maintained 50% representation of female participants and 30% representation of U.S. racial and ethnic minorities.
•Unconscious Bias Awareness training, which has been completed by close to 70% of our global workforce.
•Inclusive leadership education and certification program, in collaboration with Northwestern University, for all VPs.
•Our Board of Director’s ongoing oversight of the Company’s diversity, equity, and inclusion policies and decision-making at the Board and senior management levels, as well as the Corporate Responsibility, Sustainability & Governance Committee’s annual review and evaluation of significant DE&I strategies, activities, policies, investments, and programs.
•Benefits that are responsive to our employees’ diverse needs, including fertility and adoption benefits, a surrogacy benefit, and a new benefit for families caring for children with learning, social, or behavioral challenges in the United States.

Our long-standing commitment to and support of gender and racial equality has been affirmed by many organizations. For example, NIKE has earned the title of Best Place to Work for LGBTQ Equality for the 19th year in a row, with a perfect score on the 2021 Corporate Equality Index, and Forbes named NIKE as one of the Best Employers for Diversity in 2021 and one of the Best Employers for Women in 2020. We have also joined the inaugural 2020 World Benchmarking Alliance Gender Equity & Women’s Empowerment Benchmark and the newly launched MLT Black Equity at Work certification.

More information about our key initiatives and diversity metrics is available in the DE&I Strategy section of our website and in our FY20 NIKE, Inc. Impact Report, both of which are available through the Purpose section of our website.

In summary, the Board of Directors believes the proposal is unnecessary because the information NIKE already publicly discloses with respect to our initiatives and diversity metrics is responsive to the essential objective of the proposal and provides our shareholders with meaningful insight into our progress in this area.

BOARD RECOMMENDATION
X	The Board of Directors recommends that shareholders vote AGAINST the shareholder proposal.

67 NIKE, INC.

STOCK OWNERSHIP INFORMATION
STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT
The following table sets forth the number of shares of the classes of NIKE securities beneficially owned, as of June 30, 2021, after giving effect to any transactions that occurred on such date, by (1) each person known to the Company to be the beneficial owner of more than 5 percent of any class of the Company’s securities, (2) each of the directors and nominees for director, (3) each executive officer listed in the Summary Compensation Table ("Named Executive Officers"), and (4) all directors, Named Executive Officers, and other executive officers as a group. Because Class A Stock is convertible into Class B Stock on a share-for-share basis, each beneficial owner of Class A Stock is deemed by the SEC to be a beneficial owner of the same number of shares of Class B Stock. Therefore, in indicating a person’s beneficial ownership of shares of Class B Stock in the table, it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a beneficial owner. For these reasons the table contains substantial duplications in the numbers of shares and percentages of Class A and Class B Stock shown for Swoosh, LLC, Philip H. Knight, the Travis A. Knight 2009 Irrevocable Trust II, and Travis A. Knight in his capacity as the Trustee of such Trust. In addition, unless otherwise indicated, all persons named below can be reached c/o Ann M. Miller, Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer, NIKE, Inc., One Bowerman Drive, Beaverton, Oregon 97005-6453.

	TITLE OF CLASS	SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)
Cathleen A. Benko	Class B	7,932		—
Elizabeth J. Comstock	Class B	31,633	(3)	—
John G. Connors	Class B	112,514	(3)	—
Timothy D. Cook	Class B	45,433	(3)	—
John J. Donahoe II(5)	Class B	445,575	(3)(6)	—
Thasunda B. Duckett	Class B	3,542		—
Alan B. Graf, Jr.	Class B	192,425		—
Peter B. Henry	Class B	2,282		—
Travis A. Knight	Class A	41,006,369	(4)	13.4%
	Class B	41,030,262	(4)	3.1%
Mark G. Parker(5)	Class B	3,773,209	(3)(6)	0.3%
Michelle A. Peluso	Class B	22,767		—
John W. Rogers, Jr.	Class B	14,475		—
Andrew Campion(5)	Class B	288,879	(3)	—
Matthew Friend(5)	Class B	170,694	(3)	—
Heidi O'Neill(5)	Class B	91,755	(3)	—

2021 PROXY STATEMENT 68

	TITLE OF CLASS		SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)
Sojitz Corporation of America	Preferred	(7)	300,000		100.0%
1211 S.W. 5th Ave, Pacwest Center, Ste. 2220, Portland, OR 97204
Philip H. Knight One Bowerman Drive, Beaverton, OR 97005	Class A		21,404,487	(8)	7.0%
	Class B		34,740,174	(9)	2.7%
Swoosh, LLC 22990 NW Bennett Street, Hillsboro, OR 97124	Class A		233,500,000	(10)	76.6%
	Class B		233,500,000		15.5%
Travis A. Knight 2009 Irrevocable Trust II 22990 NW Bennett Street, Hillsboro, OR 97124	Class A		41,006,369	(4)	13.4%
	Class B		41,006,369	(4)	3.1%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	Class B		103,945,154	(11)	8.3%	(11)
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	Class B		93,108,691	(12)	7.3%	(12)
All directors and executive officers as a group (17 persons)	Class A		41,006,369	(4)	13.4%
	Class B		47,010,491	(3)(4)(6)	3.7%
(1)A person is considered to beneficially own any shares: (a) over which the person exercises sole or shared voting or investment power, or (b) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through conversion of securities or exercise of stock options). Unless otherwise indicated, voting and investment power relating to the above shares is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.
(2)Omitted if less than 0.1 percent.
(3)These amounts include the right to acquire the following numbers of shares within 60 days after June 30, 2021 pursuant to the exercise of stock options: 14,000 shares for Ms. Comstock, 66,000 shares for Mr. Connors, 14,000 shares for Mr. Cook, 374,954 shares for Mr. Donahoe, 2,328,933 shares for Mr. Parker, 273,130 shares for Mr. Campion, 159,598 shares for Mr. Friend, 69,980 shares for Ms. O'Neill, and 3,932,605 shares for the executive officer and director group.
(4)Includes 21,863,989 shares of Class A Stock held directly by the Travis A. Knight 2009 Irrevocable Trust II (the "Trust"), of which Mr. Travis Knight is the Trustee, and 19,142,380 shares of Class A Stock held by an indirect subsidiary of the Trust. Mr. Travis Knight and members of his immediate family are among the beneficiaries of the Trust. Mr. Travis Knight disclaims beneficial ownership of the Company’s securities held directly and indirectly by the Trust, except to the extent of his pecuniary interest therein. On June 30, 2016, a wholly owned subsidiary of the Trust acquired all of the voting units in Swoosh, LLC. Mr. Travis Knight disclaims beneficial ownership of all securities held by Swoosh, LLC.
(5)Named Executive Officer listed in the Summary Compensation Table.
(6)Includes shares held in accounts under the NIKE, Inc. 401(k) Savings and Profit Sharing Plan: 75 shares for Mr. Donahoe, 36,682 shares for Mr. Parker, and 48,489 shares for the executive officer and director group..
(7)Preferred Stock does not have general voting rights except as provided by law, and under certain circumstances as provided in the Company’s Restated Articles of Incorporation, as amended.
(8)Does not include 521,792 shares of Class A Stock that are owned by Mr. Philip Knight’s spouse. Mr. Philip Knight has disclaimed ownership of all such shares. Mr. Philip Knight holds the position Chairman Emeritus, and has a standing invitation to attend all meetings of the Board as a non-voting observer.
(9)Does not include: (a) 521,792 shares of Class A Stock that are owned by Mr. Philip Knight’s spouse, and (b) 29,586,056 shares of Class B Stock held by the Knight Foundation, a charitable foundation in which Mr. Philip Knight and his spouse are directors. Mr. Philip Knight has disclaimed ownership of all such shares.
(10)Information provided as of July 17, 2020 in the Form 4 filed by the shareholder.
(11)Information provided as of December 31, 2020 in Schedule 13G filed by the shareholder.
(12)Information provided as of December 31, 2020 in Schedule 13G filed by the shareholder.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and holders of more than 10 percent of a registered class of the Company's equity securities, to file with the SEC reports regarding their ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, officers, and greater than 10 percent shareholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 31, 2021 all Section 16(a) filing requirements applicable to its directors, officers, and greater than 10 percent shareholders were complied with, except that one report relating to one transaction on November 16, 2020 by Matthew Friend was filed one day late due to an administrative error.

69 NIKE, INC.

TRANSACTIONS WITH RELATED PERSONS
Philip H. Knight, the father of NIKE director Travis A. Knight, serves as Chairman Emeritus, which provides a standing invitation for Philip H. Knight to attend meetings of the Board and its committees as a non-voting observer. In fiscal 2021, as Chairman Emeritus, Mr. Knight received an annual salary of $500,000, and medical and dental insurance coverage generally available to employees.
The Company’s written policy requires the Corporate Responsibility, Sustainability & Governance Committee to review any transaction or proposed transaction with a related person that would be required to be reported under Item 404(a) of Regulation S-K, and to determine whether to ratify or approve the transaction, with ratification or approval to occur only if the committee determines that the transaction is fair to the Company or that approval or ratification of the transaction is in the interest of the Company.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the Compensation Committee of the Board of Directors during fiscal 2021 were Timothy D. Cook, Cathleen A. Benko, and Elizabeth J. Comstock. The committee is composed solely of independent, non-employee directors. No member of the Compensation Committee has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during fiscal 2021.

OTHER MATTERS
As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.
SHAREHOLDER PROPOSALS
A shareholder proposal (other than a proxy access nomination) intended for inclusion in the Company’s proxy statement and form of proxy for the 2022 annual meeting of shareholders must be received by Ann M. Miller, Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer of NIKE, Inc. at One Bowerman Drive, Beaverton, Oregon 97005-6453, on or before April 19, 2022. Rules under the Securities Exchange Act of 1934, as amended, describe standards as to the submission of shareholder proposals. A shareholder proxy access nomination intended for inclusion in the Company’s proxy statement and form of proxy for the 2022 annual meeting of shareholders must be received, along with the other information required by the Company's Bylaws, by Ann M. Miller, Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer of NIKE, Inc. at One Bowerman Drive, Beaverton, Oregon 97005-6453, no earlier than March 20, 2022 and no later than April 19, 2022.
In addition, the Company’s Bylaws require that any shareholder wishing to make a nomination for director or introduce a proposal or other business at a shareholder meeting must give the Company at least 60 days’ advance written notice, which for the 2021 annual meeting of shareholders is August 7, 2021, and that notice must meet certain other requirements described in the Bylaws.
For the Board of Directors,
Ann M. Miller
Vice President, Corporate Secretary, and Chief Ethics & Compliance Officer

2021 PROXY STATEMENT 70

ANNUAL
MEETING
AND
PROXY STATEMENT
October 6, 2021

Whether or not you plan to attend the meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope, or vote online or by telephone following the instructions on the proxy card.

71 NIKE, INC.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on October 3, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/NKE2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on October 3, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NIKE, INC. ONE BOWERMAN DRIVE BEAVERTON, OR 97005-6453

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21035-P43098	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIKE, INC.
The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposals 2 and 3, and a vote AGAINST Proposal 4, 5, 6, and 7.

1	Class A director nominees: To elect a Board of Directors for the ensuing year.		For	Withhold

	1a.	Cathleen A. Benko	☐	☐			For	Against	Abstain

	1b.	Elizabeth J. Comstock	☐	☐	2	To approve executive compensation by an advisory vote.	☐	☐	☐

	1c.	John G. Connors	☐	☐	3	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.	☐	☐	☐

	1d.	Timothy D. Cook	☐	☐	4	To consider a shareholder proposal regarding political contributions disclosure, if properly presented at the meeting.	☐	☐	☐

	1e.	John J. Donahoe II	☐	☐	5	To consider a shareholder proposal regarding a human rights impact assessment, if properly presented at the meeting.	☐	☐	☐

	1f.	Thasunda B. Duckett	☐	☐	6	To consider a shareholder proposal regarding supplemental pay equity disclosure, if properly presented at the meeting..	☐	☐	☐

	1g.	Travis A. Knight	☐	☐	7	To consider a shareholder proposal regarding diversity and inclusion efforts reporting, if properly presented at the meeting.	☐	☐	☐

	1h.	Mark G. Parker	☐	☐	8	To transact such other business as may properly come before the meeting.

	1i.	John W. Rogers, Jr.	☐	☐

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

2021 PROXY STATEMENT 72

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 6, 2021:
The Proxy Statement and NIKE, Inc.'s 2021 Annual Report to Shareholders are available online at www.investorvote.com or www.proxyvote.com, for registered and beneficial owners, respectively.

D21036-P43098

Proxy - NIKE, INC.

CLASS A COMMON STOCK PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
October 6, 2021
The undersigned hereby appoints Mark G. Parker, Travis A. Knight, and Michelle A. Peluso, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned, all shares of Class A Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on October 6, 2021, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.
THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4, 5, 6, AND 7. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.
Continued and to be signed on reverse side

73 NIKE, INC.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on October 3, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/NKE2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on October 3, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NIKE, INC. ONE BOWERMAN DRIVE BEAVERTON, OR 97005-6453

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D21037-P43098	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NIKE, INC.
The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, a vote FOR Proposals 2 and 3, and a vote AGAINST Proposal 4, 5, 6, and 7.

1	Class B director nominees: To elect a Board of Directors for the ensuing year.		For	Withhold

	1a.	Alan B. Graf, Jr.	☐	☐

	1b.	Peter B. Henry	☐	☐

	1c.	Michelle A. Peluso	☐	☐			For	Against	Abstain

2	To approve executive compensation by an advisory vote.						☐	☐	☐

3	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm.						☐	☐	☐

4	To consider a shareholder proposal regarding political contributions disclosure, if properly presented at the meeting.						☐	☐	☐

5	To consider a shareholder proposal regarding a human rights impact assessment, if properly presented at the meeting.						☐	☐	☐

6	To consider a shareholder proposal regarding supplemental pay equity disclosure, if properly presented at the meeting.						☐	☐	☐

7	To consider a shareholder proposal regarding diversity and inclusion efforts reporting, if properly presented at the meeting.						☐	☐	☐

8	To transact such other business as may properly come before the meeting.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

2021 PROXY STATEMENT 74

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on October 6, 2021:
The Proxy Statement and NIKE, Inc.'s 2021 Annual Report to Shareholders are available online at www.investorvote.com or www.proxyvote.com, for registered and beneficial owners, respectively.

D21038-P43098

Proxy - NIKE, INC.

CLASS B COMMON STOCK PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS
OCTOBER 6, 2021
The undersigned hereby appoints Mark G. Parker, Travis A. Knight, and Michelle A. Peluso, and each of them, proxies with full power of substitution, to vote, as designated on the reverse side, on behalf of the undersigned, all shares of Class B Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of NIKE, Inc. on October 6, 2021, and any adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the proxies or substitutes present at the meeting may exercise all powers granted hereby.
THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR FOR PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4, 5, 6, AND 7. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR PROPERLY VOTE BY PHONE OR INTERNET.

Continued and to be signed on reverse side

75 NIKE, INC.